FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                 August 31, 2000



David Lynn, Special Counsel
Securities and Exchange Commission
Mail Stop 0409
450 Fifth Street, N.W.
Washington, D.C.   20549-0409

Re:     Starfest, Inc.
        File Number 333-38838
        Amendment No. 1 to Form S-4 filed June 8, 2000
        Amendment No. 1 to Form 10-KSB for the fiscal year ended
               December 31, 1999
        Amendment No. 1 to Form 10-QSB for the period ended March 31,
               2000

Dear Mr. Lynn:

        With regard to Starfest, Inc.'s Amendment No. 1 to Form S-4 filed herewith, the following numbered paragraphs are keyed to the comments in your letter of July 7, 2000:

FORM S-4
--------

General
-------

        1. We are sending by courier three marked courtesy copies of the amendment.

        2. Starfest was advised by Concierge's management that it entered into this merger transaction rather than separately registering its stock on a Form 10-SB in order to obtain a broader shareholder base and a considerably larger public float than would have been possible through a Form 10-SB registration by Concierge. Concierge has only 97 shareholders with 1,376,380 shares outstanding. Of these shares, 210,054 were issued during the last year and are not yet eligible for Rule 144 sales. An additional 914,730 shares are held by affiliates, leaving a clean public float

David Lynn                           2                           August 31, 2000


of only 251,596 shares. The proposed merger will result in a public float of 55,520,473 shares subject to no restrictions on their being traded.

        3. A form of Starfest's proxy is enclosed as supplemental materials.

        4. A subsection entitled "Background of the Transaction" has been added on page 16 under the section entitled "Material Contacts Among the Companies."

        5.  There  now  appears  a   disclosure   under   "Summary  of  Proposed
Transaction" on page 1 in regard to the auditors' going concern comments. A new risk factor (no. 5) to this effect has been added on page 4.

Cover Page
----------

        6. The risk factor cross-reference is in bold type.

Summary of Proposed Transaction, page 1
---------------------------------------

        7. The aggregate  value of the transaction is quantified on page 2 based
upon  quotes  of  the  value  of  Starfest   common  stock  both  before  public
announcement of the proposed transaction and as of a recent date.

        8. Disclosure is made on page 2 that Starfest's affiliates have agreed to vote in favor of the merger and that Concierge's affiliates will vote for the merger only if Concierge's non-affiliates vote in favor of the merger.

        9. The last paragraph of this section, on page 2, now clarifies that Starfest's opinion as to the tax-free nature of the merger is based on the opinion of counsel, the counsel is named, and note is made that the opinion is filed as an exhibit.

Risk Factors, page 2

        10. The Risk Factors section has been considerably revised. The risks are now divided into three categories: those specific to Concierge's shareholders, those specific to Starfest's shareholders, and those that apply to both companies' shareholders.

The 19.2 percent dilution risk factor
-------------------------------------

        11.    Risk Factor No. 1 has been revised as suggested.

Concierge's lack of an operating history
----------------------------------------

        12. Risk Factor No. 3 is a revision of former Risk Factor No. 2. It now discloses the date Concierge commenced operations and

David Lynn                           3                           August 31, 2000


that it anticipates that it will again commence selling its product in August 2000.

        13. New Risk Factor No. 3 quantifies the losses Concierge incurred since inception and its accumulated deficit.

The likelihood of volatile and limited trading
----------------------------------------------

        14. There now appears in new Risk Factor No. 5 on page 4 the market price information that was under "Market for Starfest's Common Stock and Related Stockholder Matters" as well as information on the average daily volume in Starfest's stock. Also, there is information showing the volatility of stocks in the computer software industry in which Concierge will operate.

The possible need for additional funds
--------------------------------------

        15. The risk factor has been revised to disclose that cash on hand will last five months and that additional funds will have to be raised unless revenues commence.

Retention of Allen Kahn and other key personnel
-----------------------------------------------

        16. New Risk Factor No. 7 now discloses that there are no employment contracts with any key individuals.

Change in management difficult for non-management shareholders
--------------------------------------------------------------

        17. New Risk Factor No. 8 has a revised heading and clarifies the risk.

Loss of income tax benefits
---------------------------

        18. Old Risk Factor No. 7 has been moved and is now Risk Factor No. 4. It now quantifies how the merger will limit the amount of taxable income from any post-merger year that may be offset with Starfest's currently outstanding NOL carryforwards.

Terms of the Transaction
------------------------

        19. A subheading has been added to clarify that the first portion of this section discusses the material conditions to the merger.

Terms of the Merger
-------------------

        20. No. 2 under "Terms of the Merger" on page 6 has been changed to quantify the number of Starfest shares each Concierge shareholder will receive on a pro rata basis.

        21. No. 3 under "Terms of the Merger" on page 6 has been changed to eliminate confusion on rounding.

David Lynn                           4                           August 31, 2000


        22. No. 5 under "Terms of the Merger" has been expanded to disclose the implications of the increase in authorized stock, as suggested.

        23. The section "Differences Between Rights of Stockholders of Starfest and Concierge" on page 9 has been modified to discuss the material differences between the Starfest bylaws and the bylaws of the post-merger company.

Reasons for the Merger
----------------------

        24. A new second sentence has been added to the first paragraph of this section on page 8. It explains why the directors of Starfest believe Concierge's business will benefit Starfest shareholders and suggests why Concierge was chosen over other possible business candidates.

        25. The new second paragraph on page 8 under this section explains the reasoning of Concierge's management in choosing to merge with Starfest rather than listing its own shares on a Form 10-SB.

Description of Securities
-------------------------

        26. The proxy to be furnished to Starfest shareholders will list separate votes for (1) the approval of the merger, (2) the change of name of the corporation to "Concierge Technologies, Inc.", (3) the increase in authorized capital from 65 to 190 million shares of common stock, and (4) the authorization of 10 million shares of preferred stock. A form of the proxy is provided supplementally. Voting at the meeting will be on the issues described in the proxy.

        27. A new last paragraph has been added under the 5th-stated term of the proposed merger. This new paragraph describes the types of preferences that the company may affix to the preferred stock.

Accounting Treatment of the Proposed Merger
-------------------------------------------

        28. This section has been revised as suggested.

Federal Income Tax Consequences of the Merger
---------------------------------------------

        29. This section has been revised to state "will" rather than "should" and, in two instances, "would."

        30. A last sentence in this section has been added that states what the conclusions as to the federal income tax consequences are based upon.

David Lynn                           5                           August 31, 2000


Agreement of Merger
-------------------

        31. The material terms and provisions of the Agreement of Merger are now described.

Pro Forma Financial Information
-------------------------------

        32. The pro forma financial information has been updated.

        33. The pro forma financial information has been changed to reflect the transaction as a reverse acquisition.

        34. The pro forma financial information has been revised as directed.

Material Contacts Between Starfest and Concierge
------------------------------------------------

        35. The heading has not been revised to "contracts," as "contacts" is what is meant.

Indemnification
---------------

        36. The third paragraph of this section now describes the limitations on indemnification if an officer or director breaches his duty of loyalty to the corporation or its shareholders.

Penny Stock Regulations
-----------------------

The Penny Stock Suitability Rule
--------------------------------

        37.  The  third   bullet  has  been  changed  to  describe  the  insider
transactions that are exceptions to the penny stock suitability rule.

The Penny Stock Disclosure Rule
-------------------------------

        38. The Penny Stock Disclosure Rule section has been expanded to more precisely describe the Penny Stock Disclosure Rule.

Information About Starfest
--------------------------

        39. There is now included a "Plan of Operation" section on page 22 under "Information About Starfest, Inc." as required by Item 303(a) of Regulation S-B. Starfest is not required to provide MD&A information, as it has not had revenues from operations in the last two fiscal years and the interim period of 2000 for which financial statements are provided.

        40. Item 14(j) of Form S-4 refers to Item 305 of Regulation S-K. The registrant is a small business issuer; thus, one is referred to Item 305 of Regulation S-B. Item 305(e) of Regulation S-B provides that "small business issuers . . . need not

David Lynn                           6                           August 31, 2000


provide the information  required by this Item 305 . . .." In any event, neither
Starfest nor Concierge has any market risk sensitive instruments.

Business Development
--------------------

        41. The MASXX acquisition is now quantified in the new third paragraph under "Information About Starfest, Inc. - Business
Development" on page 21.

        42. The new, last paragraph under "Information About Starfest, Inc. - Business Development" clarifies that MASXX had no business, no assets and no liabilities.

Business of Starfest
--------------------

        43. The three individuals are now identified to whom control of Starfest was turned over in 1999.

        44. The three websites Starfest purchased are now all identified.

        45. It is now stated that Starfest paid $12,000 for the twelve websites referred to. It is now stated that Starfest received $10,000 for its three websites plus the right to obtain the additional twelve websites.

        46. It is now explained how persons owning a majority of the shares "regained" control of the company. Of course they never lost ultimate control of the company as long as they held a majority of the outstanding voting shares. What is now clear, I believe, is that Starfest turned the management of the company over to the three Virginians and then regained control of the management by getting resignations of directors beholden to the Virginians and getting the remaining directors to elect the present management the management that sold the assets associated with the adult entertainment business.

        47. The nature of the assets sold for $10,000 is now described.

Market for Starfest's Common Stock and Related Stockholder Matters
------------------------------------------------------------------

        48. The approximate number of holders of Starfest's common stock is now provided on page 23.

        49. The historical trading volume is now discussed.

Rule 144 and 145 Restriction on Trading
---------------------------------------

        50. The words "register them for sale" have been changed to "register them for resale" in the second paragraph of this section.

David Lynn                           7                           August 31, 2000


The bullets under this paragraph describe the time and volume limitations on the resale of these securities.

        51.  The  first   paragraph  now  notes  that  the   affiliates  may  be
underwriters.

               All directors and officers of both Starfest and Concierge have been advised by the undersigned that, during the period beginning the day proxy solicitation materials are first disseminated to the shareholders and ending the day the merger should be completed, it is unlawful for them, directly or indirectly, to bid for, to purchase or attempt to induce any person to bid for or purchase the Starfest or Concierge common stock.

Dividends
---------

        52. This section has been revised as suggested.

Changes In and Disagreements With Accountants
---------------------------------------------

        53. Karl T. Anderson, C.P.A., is Starfest's new principal accountant to prepare its financial statements but not to audit them. Brad Haynes, C.P.A., has been retained to review the interim statements prepared by Mr. Anderson. Starfest has not yet engaged a new principal independent accountant to audit its financial statements.

        54. The firm of Karl T. Anderson, C.P.A., Inc., and Murray Savage, C.P.A., are currently licensed by the California Board of Accountancy.

Information About Concierge
---------------------------

Concierge's Plan of Operation
-----------------------------

Description of the PCATM
------------------------

        55. Three paragraphs have been added to this section to respond to this Comment and Comment No. 57.

        56. In early April 2000, Concierge's president was interviewed on a live television program that focused on business corporations. In anticipation that there could be a response from viewers who would want to buy Concierge's product, Concierge installed a toll-free line (888-PCA-4818) in Walnut Creek, California, where contract personnel were available to respond to incoming calls. Pacific Bell was unable to activate the line for over two days since the 888 number had not been properly set up by Pacific Bell to support country-wide support. It had mistakenly been installed as a local toll-free number, encompassing only five counties in Northern California. This situation was corrected in

David Lynn                           8                           August 31, 2000


less than three days by Intertel, the company providing the interface to Pacific Bell.

        57. See the response to Comment No. 55.

The Market
----------

        58. We are  supplementally  providing  support for the market estimates.
See in particular the paragraph we have bracketed on page 4 of the Research Report on Unified Messaging of February 10, 2000, prepared by Jurisdoctor-LLC.com.

        59. The basis for this estimate is derived from numerous consulting organizations, industry sources and a realistic assessment of the company's products and target market. For example, the supplementally provided May 12, 2000 Wireless Data review by Donaldson, Lufkin & Jenerette quoted IDC Corporation, "IDC forecasts that 26.1 billion e-mail messages will be sent daily in 2005, implying a 392% increase from 53 billion this year." The estimate covers global e-mail messages. The report further states, "DLJ estimates that by 2005, over 70% of all wireless users in the United States will access the Internet, better than 50% of the nation's population, or 150 million users." It should also be noted that the market for Concierge's products is not limited to the United States, but includes anyone, worldwide, who uses the English language in Internet communications. Concierge's current and future products are specifically designed for the use of Internet e-mail users who require or desire remote access to their messages.

Distribution Methods
--------------------

        60. This section has been revised as requested.

Production Costs
----------------

        61. The agreement with Emerald Solutions has been terminated due to poor performance by Emerald. This work has been reassigned to Dave Cook Consulting. The contract with Dave Cook Consulting is filed as an exhibit as are contracts with XeTel and eAssist.com. More disclosure is now provided concerning the terms of the agreements and what Concierge will receive from each of the other parties to the agreements.

        62. Concierge is not affiliated with XeTel; however, its West Coast Division Vice President, Norman O'Shea, purchased 1,000 shares of Concierge common stock as an investment (70,444 shares of post-merger Starfest stock). Concierge and XeTel have only a contractual relationship. The major provisions of the contract are described under the heading "Manufacturing Service Agreement."

David Lynn                           9                           August 31, 2000


        63. It is now stated that a service order fulfillment contract has been executed with eAssist.com of San Diego, California. A copy of the contract is filed as an exhibit. The major provisions of the contract are described under the heading "Service Order Fulfillment Agreement."

        64. Concierge's Personal Communications Attendant (PCATM) was conceived and designed, detailed technical specifications were written, and program logic was flowcharted at the "macro" (general functional) level exclusively by Concierge. Emerald Solutions had no part in designing the functionality or features of the PCATM but was retained merely to write the detailed programming code to implement Concierge's design, a mechanical (as distinguished from conceptual) function. The project team assigned by Emerald to perform this task proved to lack the expertise and necessary familiarity with voice technology to timely meet their contractual commitments. Guidance and advice were offered by Concierge in dealing with the voice technology issues, but Emerald proved incapable of successfully following those directions. On May 12, 2000, following a personal meeting between Concierge management and the involved management of Emerald, the development responsibility was reassigned to Dave Cook Consulting of Mercer Island, Washington. The results since that time have been encouraging and the company is confident of meeting the currently-projected target date of August, 2000 for customer shipments. There is not, has not been, and will not be any direct corporate affiliation between Concierge and Emerald Solutions.

        65. The benefits of the planned upgrade are more clearly stated in the additions to the second paragraph on page 27 of this section.

        66. Concierge calculates that the maximum unit cost for the shrink-wrapped final product to Concierge will be $6.97, including royalties. This cost is subject to further reduction dependent upon production-run quantities and is expected to be less in actual practice. The list price of the PCATM is $39.95, yielding a worst- case margin of approximately 82 percent for direct sales. The bulk of initial sales volume is expected to result from direct, on-line order entry over the Internet, in which case the above margin would apply. Certain promotional activities are being contemplated which may include introductory discounts, which would lessen the gross margin cited. In addition, in the future, the company may enter into reseller agreements, which would substantially reduce the gross margin accruing to Concierge. The projected gross margin does not include any amortization of development costs.

        67. The royalty information has been moved to the first paragraph on page 28 under "Description of the PCA," from the later section on Patents, Trademarks, Etc.

David Lynn                          10                           August 31, 2000


        68. Additions have been made to the last paragraph under "Description of the PCA" to describe the status of the "nationalization" of the PCATM and the anticipated timeline.

Government Regulations
----------------------

        69. Concierge advises the undersigned that its product, being software only, is not subject to any electrical or electronic regulations or other known regulations.

Dependence on Major Customers and Suppliers
-------------------------------------------

        70. XeTel is a contractor retained to oversee the production and distribution of Concierge's proprietary PCATM product. Various subcontractors are also involved, but none of the functions involved are unique or proprietary in any way. Concierge has full control of the product, packaging design, documentation and all other critical elements of conducting business and shipping product. In the unlikely event that XeTel should default, numerous alternative sources for all these services are available.

Patents, Trademarks, Etc.
-------------------------

        71. See the response to your Comment 67 for an explanation of what the royalties are being paid for. The explanation makes clear why the technology subject to the royalties fits into Concierge's PCATM product. Concierge has no patents, and this section so states. New Risk Factor No. 5 addresses this lack of patent protection.

               Patents for the core product were applied for by Concierge in 1996-1997. However, the process was not pursued to completion upon advice of patent counsel. It was explained to Concierge that conceptual patents embodying established technologies are extremely difficult to obtain and, even as intellectual property, extremely difficult to defend. Based upon legal advice, the patent applications were abandoned in 1997.

Concierge's Management's Plan of Operations
-------------------------------------------

        72. As you know, Item 303 of Regulation S-B does not require an MD&A analysis for companies that have not had revenue, such as Concierge.

Liquidity
---------

        73. This section has been amended to provide the information you suggest and to eliminate any reference to the expectation of receiving cash through sales.

        74. Item 17(b)(10) of Form S-4 refers to Item 305 of Regulation S-K. See my response to your Comment No. 40.

David Lynn                          11                           August 31, 2000


Product Research and Development
--------------------------------

        75. This section has been completely redone to meet your Comments 75 and 76.

        76. See response to Comment No. 75 above.

Effect of the Merger
--------------------

        77. The "Starfest" paragraph under "Date, Time and Place Information" has been amended to break out the three separate votes that will be taken at the Starfest shareholders' meeting.

Dissenters' Rights of Appraisal
-------------------------------

        78. This section now summarizes the procedure a shareholder would have to follow to exercise his right of appraisal.

Persons Making the Solicitation
-------------------------------

        79. There are no scripts, outlines or other materials planned to be used
with   personal   solicitations.   Should  any  be   developed,   they  will  be
supplementally furnished to you.

Interest of Certain Persons in the Proposed Merger
--------------------------------------------------

        80. There are no interests in the merger by any person named in Item 5(a) of Schedule 14A other than interests arising from stock ownership of Starfest or Concierge where the shareholder receives no extra or special benefits not shared on a pro rata basis by all other members of the same class. Accordingly, Item 5 of Schedule 14A does not apply. I am relying on the Instruction to Item 5A of Schedule 14A.

Directors, Executive Officers and Significant Employees
-------------------------------------------------------

        81. The suggested revisions have been made.

        82. Mr. Camp's biography has been modified as suggested.

Executive Compensation
----------------------

        83. The section has been revised to reflect the grant of 260,000 shares of common stock at its $0.01 par value at the time the corporation was organized.

Stock Options
-------------

        84. The two options to Messrs. Adams and Layton expired on June 21, 2000 without being exercised. Information about their options has been eliminated, as they have never been affiliates of

David Lynn                          12                           August 31, 2000


Concierge.   A  paragraph  has  been  added  to discuss an option granted to the president, Mr. Kahn, that was surrendered.

        85. See the response above to your Comment No. 84. The added paragraph does discuss the post-merger value of the shares that was issued to Mr. Kahn in exchange for his surrendering his option and for services.

Certain Relationships and Related Transactions
----------------------------------------------

        86. The "Executive Compensation" section has been revised as suggested.

        87. The footnotes have been revised as suggested.

Financial Statements - Starfest, Inc.
-------------------------------------

        88. The auditor, Jaak Olesk, advised us that the adult entertainment business sale need not be treated as a discontinued operation for the following reasons: The attempted business was started and stopped within the same fiscal year. There were no sales and no revenue.

               As for MD&A, see our response below to your Comment No. 101.

Note 4 - Subsequent Events
--------------------------

        89. These disclosures appear in Notes to the interim March 31, 2000 financial statements of Starfest. The Concierge merger agreement is disclosed in
Note 3. The MAS Acquisition XX Corp. acquisition is disclosed in new Note 6.

Financial Statements - Starfest, Inc. as of 3-31-00
---------------------------------------------------

        90. Note 5 has been revised to reflect that Starfest's sole plan at this time is to merge with Concierge, another going- concern-problem company, but that Concierge has sufficient cash assets to continue in business for several months.

Financial Statements - Concierge, Inc.
--------------------------------------

        91. We enclose supplementally the letter of 11-25-98 of the California Board of Accountancy appointing John Bellito, 1530 The Alameda, Suite 200, San Jose, CA 95126, as the person to monitor all audits and reviews performed by Brad Haynes.

Note 1 - Nature of Operations
-----------------------------

        92. An accounting policy has been provided for software costs under "Summary of Significant Accounting Policies," and disclosure has been made regarding the impact of implementing EITF-00-2.

David Lynn                          13                           August 31, 2000


Concierge's accountant advises us that the earlier financial mistakenly indicated that Concierge was in the business, among other things, of developing software to provide telecommunications and Internet service, long distance communications and cellular service. Concierge produces one product, a personal communications attendant.

        93. An accounting policy has been provided for revenue recognition under "Summary of Significant Accounting Policies," and a statement has been made regarding SAB 101.

Note 6 - Going Concern Uncertainties
------------------------------------

        94. The earlier statement has been eliminated concerning the belief that the resources will be generated to continue and sustain operations indefinitely.

Financial Statements - Concierge, Inc. as of 3-31-00

        95. The March 31, 2000 interim financial statements have been eliminated and replaced with audited 6-30-00 financial statements. Note 8 to the 6-30-00 statements provides the detailed disclosure required by your comment.

General
-------

        96. A currently  dated  consent from Jaak Olesk,  C.P.A.  is provided in
Exhibit 23.13. Mr. Olesk's license was renewed in California upon expiration on 6-30-00.

Appendix A
----------

        97. The method of handling fractional shares is not specifically covered in the Agreement of Merger. The Agreement of Merger states that "the shareholders of Concierge [will receive] a total of 78 million shares of Common Stock of Starfest." However, with a pro rata distribution of these shares, the only way to come close to distributing exactly 78 million shares is to round up or down to the nearest whole number. If all fractions were rounded up or all fractions were rounded down to the nearest whole number, the result would likely be a variance from 78 million that equals 97 the number of Concierge shareholders. In any event, both Starfest and Concierge construe the Agreement to imply rounding up or down to the nearest whole number.

Form 10-KSB for the year ended 12-31-99
---------------------------------------

        98. Starfest's Form 10-KSB for the year ended 12-31-99 is being revised in accordance with the comments issued on the Form S- 4. An amended Form 10-KSB will be filed within two days of the filing of Amendment No. 1 to Form S-4.

David Lynn                          14                           August 31, 2000

Item 10.  Executive Compensation - Page 25
------------------------------------------

        99. Footnotes 1 and 2 on page 25 under Executive Compensation of the amended Form 10-KSB will now clarify how the fair market value of the shares was determined.

        100. The value of the shares issued to Ms. Alexander and Ms. Miller for their services will now be quantified based on the market value of the shares awarded them.

Form 10-QSB for the period ended 3-31-00
----------------------------------------

        101. A "Plan of Operation" rather than an MD&A is required by Item 303 of Regulation S-B for small business issuers that have not had revenues from operations in the last fiscal year and the interim period for which financial statements are furnished in the Form 10-QSB. Starfest so qualifies. The plan of operation has been amended in the amended Form 10-QSB now being filed.

        102. Amendment No. 1 to Form 10-QSB for the period ended 3-31- 00 is now being filed in which Note 1 on page 7 and the Plan of Operation describe the recapitalization transaction with MAS Acquisition XX Corp.

Form 8-K dated 3-8-00
---------------------

        103. The Independent Auditor's Report on page 16 now includes the name of the independent auditor in Amendment No. 1 to Form 8-K dated March 8, 2000, which is now being filed.

        If you have any questions that might be properly handled by conversing with the undersigned, please do so at my telephone number 405-235-2575, fax number 405-232-8384, or e-mail at kenan@ftpslaw.com.

                                   Sincerely,

                                   /s/ Thomas J. Kenan
                                   ------------------------------------------
                                   Thomas J. Kenan
                                   e-mail:  kenan@ftpslaw.com

cc:     Michael Huemmer
        Allen Kahn

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          Commission File No. 333-38838

                           AMENDMENT NO. 1 TO FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 Starfest, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

  California                          7372                           95-4442384
--------------            ----------------------------             -------------
  (state of               (Primary Standard Industrial             (IRS Employer
incorporation)             Classification Code Number)              I.D. Number)


                         9494 East Redfield Road, #1136
                              Scottsdale, AZ 85260
                                  480-551-8280
                  ---------------------------------------------
                  (Address and telephone number of registrant's
                          principal executive offices)

                                 Michael Huemmer
                         9494 East Redfield Road, #1136
                              Scottsdale, AZ 85260
                                  480-551-8280
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Thomas J. Kenan, Esq.
                      201 Robert S. Kerr Avenue, Suite 1000
                             Oklahoma City, OK 73102

        Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         Calculation of Registration Fee

  Title of                                          Proposed          Proposed
 each class                                         maximum            maximum
of securities        Amount         offering       aggregate          Amount of
   to be             to be           price          offering        registration
 registered        registered       per unit          price             fee
--------------------------------------------------------------------------------
Common Stock       96,957,713       $0.001           $32,320           $8.54(1)
================================================================================

(1) These 96,957,713 shares are to be offered in exchange for all the issued and outstanding shares of capital stock of Concierge, Inc. in a proposed merger. Concierge, Inc. has an accumulated capital deficit. The registration fee is based upon one-third of the par value (96,957,713 shares times $0.001 par value divided by one-third) of the securities to be received in the merger transaction.
        Regulation 230.457(f)(2).


        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                      PROSPECTUS-PROXY STATEMENT



                                 Starfest, Inc.


                        96,957,713 Shares of Common Stock



Starfest, Inc. offers these shares of common stock only to the stockholders of Concierge, Inc. We propose that Concierge merge into our company.





                               -------------------

    Our common stock trades on the OTC Bulletin Board. Its symbol is "SFST."
                               -------------------






The approval of the merger                Neither  the  Securities  and Exchange
of Concierge into our company             Commission  nor  any state  securities
is equivalent to a purchase of            commission has approved or disapproved
our securities.  This involves            these securities or determined if this
a high degree of risk.  See               prospectus-proxy statement is truthful
"Risk Factors," beginning on              or complete.   Any  representation  to
page 2.                                   the contrary is a criminal offense.






                                 Starfest, Inc.
                         9494 East Redfield Road, #1136
                              Scottsdale, AZ 85260
                             Telephone 480-551-8280

                                 August __, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary of Proposed Transaction..........................................     1

Risk Factors                 ............................................     2
Risks That Are Specific to the Concierge Stockholders
        1.     If you approve the merger, you will suffer
               an immediate 19.2 percent dilution in your
               percentage ownership and book value of
               Concierge ................................................     3
        2.     Starfest could have unknown or contingent liabilities
               not reflected in its financial statements ................     3
Risks That Are Specific to the Starfest Shareholders
        3.     Concierge lacks an operating history, has never
               operated at a profit, has never generated any
               revenues, has a limited operating history, and
               has only limited cash available to develop
               its business .............................................     3
        4.     Starfest will lose most of the income tax benefits
               of its net operating loss carryforward ...................     3
Risks That Apply to the Shareholders of Both Companies
        5.     Both Starfest and Concierge Received "Going
               Concern" Comments From Their Auditors ....................     3
        6.     It is likely that trading in our stock will
               be volatile and limited ..................................     4
        7.     Post-merger operations may require additional
               funds that we do not have ................................     5
        8.     Our success depends on our ability to retain
               Allen E. Kahn and other key personnel ....................     5
        9.     Management and their affiliates will control all
               matters submitted to shareholder votes ...................     5
        10.    The technology for Concierge's product, the
               Personal Communications Attendant, is not
               patented by Concierge and is available to
               competitors.  Strong competition is expected .............     5
        11.    Should a change in management seem necessary, it
               will be difficult for the non-management
               stockholders to do this ..................................     5

Terms of the Transaction.................................................     6
        Material Conditions to the Merger ...............................     6
        Terms of the Merger..............................................     6
        Reasons for the Merger ..........................................     8
        Description of Securities........................................     8
               Common Stock..............................................     8
                      Voting Rights......................................     8
                      Dividend Rights....................................     8
                      Liquidation Rights.................................     8
                      Preemptive Rights..................................     9
                      Registrar and Transfer Agent.......................     9
                      Dissenters' Rights.................................     9
                      Change in Control .................................     9
               Preferred Stock...........................................     9

        Differences Between Rights of Stockholders of
               Starfest and of Concierge ................................     9
        Accounting Treatment of Proposed Merger .........................    10

Federal Income Tax Consequences..........................................    10
        The Merger           ............................................    10
               Stockholders of Concierge.................................    10
        Agreement of Merger .............................................    10
        Pro Forma Financial Information and Dilution.....................    14

Material Contacts Among the Companies....................................    16
        Background of the Transaction ...................................    16

Interests of Named Experts and Counsel ..................................    16

Indemnification .........................................................    17

Penny Stock Regulations .................................................    18

Information About Starfest...............................................    21
        Business Development ............................................    21
        Business of Starfest ............................................    21
        Plan of Operation ...............................................    22
        Description of Property .........................................    23
        Legal Proceedings................................................    23
        Market for Starfest's Common Stock and Related
               Stockholder Matters.......................................    23
        Rule 144 and Rule 145 Restrictions on Trading....................    23
               Dividends     ............................................    25
               Reports to Stockholders ..................................    25
               Registration Statement ...................................    25
               Stock Certificates .......................................    25
        Financial Statements.............................................    25
        Management's Plan of Operation ..................................    26
        Changes in and Disagreements with Accountants on
               Accounting and Financial Disclosures .....................    26

Information About Concierge..............................................    26
        Overview ........................................................    26
        Concierge's Plan of Operation....................................    26
        Description of the PCATM ........................................    26
        The Market ......................................................    28
        Distribution Methods ............................................    28
        Production Costs ................................................    28
        Government Approval of Principal Products .......................    30
        Government Regulations ..........................................    30
        Properties ......................................................    30
        Dependence on Major Customers and Suppliers .....................    30
        Seasonality .....................................................    30
        Research and Development ........................................    30
        Environmental Controls ..........................................    30
        Year 2000 Computer Problem ......................................    30
        Number of Employees .............................................    30
        Venue of Sales ..................................................    30
        Patents, Trademarks, Copyrights and Intellectual Property .......    30

        Legal Proceedings ...............................................    31
        Concierge Management's Plan of Operation ........................    31
        Liquidity .......................................................    31
        Product Research and Development ................................    31
        Other Expected Developments .....................................    31
        Market for Common Equity and
               Related Stockholder Matters ..............................    31
        Market Information ..............................................    32
        Holders .........................................................    32
        Dividends .......................................................    32
        Changes in and Disagreements with Accountants on Accounting
               and Financial Disclosures ................................    32
        Financial Statements.............................................    32

Voting and Management Information........................................    33
        Date, Time and Place Information ................................    33
               Starfest      ............................................    33
               Concierge     ............................................    33
               Voting Procedure..........................................    33
        Revocability of Proxy............................................    34
        Effect of the Merger ............................................    34
        Dissenters' Rights of Appraisal..................................    35
        Persons Making the Solicitation..................................    36
        Interest of Certain Persons in the Proposed Merger ..............    36
        Voting Securities and Principal Holders Thereof..................    36
        Security Ownership of Certain Beneficial Owners and
               Management................................................    37
        Directors, Executive Officers and Significant Employees..........    40
        Executive Compensation ..........................................    41
               Other Arrangements .......................................    42
               Stock Options ............................................    42
        Certain Relationships and Related Transactions...................    43
               Transactions with Insiders and Promoters..................    43

Financial Statements Index ..............................................    45

Appendix A - Agreement of Merger.........................................   A-1

                         SUMMARY OF PROPOSED TRANSACTION

        Our company, Starfest, Inc., proposes to merge with another company, Concierge, Inc. The merger will occur only if the holders of a majority of the outstanding shares of common stock of each company approve it. A vote to approve or reject the merger will be taken soon at special stockholders' meetings of each company.

        Starfest recently sold all its assets and today has no business. Concierge was organized in 1996, has not yet received any revenue from its business, and is a development stage company. Both Starfest and Concierge received opinions from their auditors noting facts that raise substantial doubts about the companies' abilities to continue as going concerns. Starfest's stock has traded on the OTC Bulletin Board since 1996, when it was in the business of producing country-western theme events. Concierge's stock does not trade.

        Concierge has developed computer software, called the "Personal Communications AttendantTM," that responds to the user's spoken commands to read, verbalize and manage e-mail traffic stored on the user's personal computer. The spoken commands can be made from a remote telephone. Concierge commenced marketing this software in April 2000.

        Should the stockholders of Starfest and Concierge approve the merger between the two companies, Starfest will be the surviving entity but its business and management will be that of Concierge. Starfest will change its name to "Concierge Technologies, Inc."

        Should each company approve the merger, each Concierge stockholder will receive 70.444 shares of Starfest common stock for each share owned of Concierge's common stock. This amounts to 96,957,713 shares of Starfest stock and would represent 80.8 percent of the outstanding stock after the merger. The Starfest stockholders will retain their shares of stock in Starfest, without increase or decrease. Their 23,000,000 shares of Starfest common stock will represent 19.2 percent of the outstanding stock after the merger.

        Starfest's address and telephone number is on the cover page of this Prospectus. The address and telephone number of Concierge is as follows:

               Concierge, Inc.
               6033 West Century Boulevard, Suite 1278
               Los Angeles, CA   90045
               Telephone 310-216-6334

        As of January 14, 2000, the last trading date preceding the public announcement of the proposed merger, the market value of a share of the common stock of Starfest and the book value of the common stock of Concierge were as follows:

               Starfest                     Concierge
               --------                     ---------

               $0.29                        ($24,010) (capital deficit)

        As of August 29, 2000, the market value of a share of common stock of Starfest and the book value of the common stock of Concierge were as follows:

               Starfest                     Concierge
               --------                     ---------

               $0.50                        $0.29

        Based solely upon the above market values of Starfest common stock and of the Concierge book values, the aggregate value of the transaction was $28,117,736 worth of Starfest stock being exchanged for a Concierge capital deficit of $4,610 on January 14, 2000 and $48,478,856 worth of Starfest stock being exchanged for $396,442 worth of Concierge book value on August 29, 2000. Due to the lack of assets by Starfest and the undeveloped nature of Concierge's business, these calculated values of the transaction are more hypothetical than real.

        A majority vote of all outstanding shares by each company is required for approval of the proposed merger. The percentage of outstanding shares of each company that its directors, executive officers and their affiliates are entitled to vote are as follows:

               Starfest                     Concierge
               --------                     ---------

                 3.7%                          66.5%

        The directors, executive officers and affiliates of Starfest have agreed to vote in favor of the merger. Concierge's directors, executive officers and their affiliates have agreed to vote in favor of the merger only if the other Concierge shareholders, by their majority vote, vote in favor of the merger.

        There are no federal or state regulatory requirements that must be complied with or approval obtained in connection with the proposed merger.

        Dissenters' rights of appraisal exist for the stockholders of each of the two companies. See "Voting and Management Information -
Dissenters' Rights of Appraisal."

        Based upon the opinion or our tax counsel, Thomas J. Kenan of Oklahoma City, Oklahoma, it is our opinion that the merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code and, accordingly, there are no adverse federal income tax consequences to stockholders of either company should the merger be approved. Mr. Kenan's opinion is filed as Exhibit 8 to the Form S-4 registration statement of which this Prospectus-Proxy Statement is a part.

                                  RISK FACTORS

        Approval of the merger involves certain risks specific to Starfest shareholders and other risks specific to Concierge shareholders. There are additional risks that both companies' shareholders are exposed to. Voting to approve the merger is an investment decision that involves a high degree of risk. You should carefully consider the following risk factors as well as the terms of the merger in determining whether to approve the merger:

Risks That Are Specific to the Concierge Stockholders.

        1. If You Approve the Merger, You Will Suffer an Immediate 19.2 Percent Dilution in Your Percentage Ownership and Book Value of
Concierge.

               The Starfest shareholders own 23 million shares of common stock and will continue to own these shares after the merger. Concierge shareholders will convert their 1,376,380 Concierge shares, pro rata, into 96,957,713 shares of Starfest common stock, or 80.8 percent of the outstanding shares after the merger. This 19.2 percent dilution -

               o       purchases no tangible assets,

               o       acquires no additions to management, and

               o       adds nothing to Concierge's business.

        2. Starfest Could Have Unknown or Contingent Liabilities Not Reflected in Its Financial Statements.

               Starfest has been an operating company. It failed in its business endeavors. Starfest's present management believes that its financial statements accurately reflect Starfest's liabilities at $30,275 on March 31, 2000. Nevertheless, there is always the possibility that a shell corporation, such as Starfest, that earlier operated as a business concern may have real or contingent liabilities that are not known to its present management and that could surface once the company becomes viable. Your investment in Concierge is exposed to this risk if the merger is approved.

Risks That Are Specific to the Starfest Shareholders.

        3. Concierge Lacks an Operating History, Has Never Operated at a Profit, Has Never Generated Any Revenues, Has a Limited Operating History, and Has Only Limited Cash Available to Develop Its Business.

               Concierge was incorporated in the state of Nevada on September 20, 1996 and commenced operations on that date. It devoted its activities primarily to product development and has not yet begun selling its product. It has lost $1,358,729 since inception, which is the amount of its accumulated deficit. It is anticipated that sales and shipment of its initial product will commence in August 2000.

        4. Starfest Will Lose Most of the Income Tax Benefits of Its Net Operating Loss Carryforward.

               Starfest had a net operating loss carryforward of $2,656,857 at December 31, 1999. This may be used to offset otherwise taxable income for several years in the future. However, under present tax laws if the ownership of more than 50 percent in value of the stock of

Starfest changes during a three-year period, this limits severely the amount of taxable income of any "post-change year" that may be offset using "pre-change losses." The merger with Concierge will effect an immediate 80.8 percent change in such ownership and will of itself trigger such a restriction. Virtually all of the benefits of offsetting future taxable income against the $2,656,857 operating loss carryforward will be lost.

Risks That Apply to the Shareholders of Both Companies.

        5. Both Starfest and Concierge Received "Going Concern" Comments From Their Auditors.

               Starfest sold all its assets on December 31, 1999 and has no business. Concierge has not yet received any revenue from its business.

        6. It is Likely That Trading in Our Stock Will be Volatile and Limited.

               The OTC Bulletin Board trading in Starfest's common stock has always been limited and volatile. During 1998 and the first two months of 1999, Starfest conducted no business and there was virtually no trading in its stock. The following table shows the high and low bid and asked prices, as reported by the OTC Bulletin Board, for 1998 and 1999 and the first quarter of 2000. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                     High          Low
                                     ----          ---
        1998:
               1st Qtr.              0.02          0.005
               2nd Qtr.              0.01          0.005
               3rd Qtr.              0.03          0.005
               4th Qtr.              0.021         0.01

        1999:
               1st Qtr.              0.1000        0.0050
               2nd Qtr.              0.5938        0.0200
               3rd Qtr.              0.2000        0.0600
               4th Qtr.              0.1050        0.0450

        2000:
               1st Qtr.              2.3125        0.075
               2nd Qtr.              2.9688        0.3700

               The computer software industry, in which Concierge will operate, is also volatile. For instance, the Computer Software Index ("CWX") closed on July 18, 2000 at 1,221. During the 52 weeks prior to this date, the closing price of this index ranged from 678 to 1,670.

        7. Post-Merger Operations May Require Additional Funds That We Do Not Have.

               Should the proposed merger be approved, the post-merger company may need additional funding to achieve its plan of operations. Cash on hand will last approximately five months. Unless revenues commence for Concierge, additional capital will have to be raised. If so, we have not identified the source for this funding. We give no assurance that the needed funds can be obtained.

        8. Our Success Depends on Our Ability to Retain Allen E. Kahn and Other Key Personnel.

               Should the merger occur, the post-merger company will be reliant on the continued services of several key personnel. The loss of any of them could adversely affect future operations. These persons are Allen E. Kahn, chief executive officer of Concierge; F. Patrick Flaherty, executive vice president; and Donald V. Fluken, vice president for finance and chief financial officer. Concierge has no employment agreements with any of these persons.

        9.     Management  and  Their   Affiliates  Will  Control   All  Matters
Submitted to Shareholder Votes.

               Should the merger be approved, the post-merger company's management and their affiliates will own approximately 66 percent of the company's common stock. They will be able to elect all of the directors. They will also control all other matters submitted to the shareholders for a vote, such as -

               o       potential mergers,

               o       increases in the authorized capital,

               o       the sale of all or substantially all of the company's
                      assets, and

               o       the liquidation of the company.

        10.    The   Technology   For   Concierge's   Product,    the   Personal
Communications Attendant, Is Not Patented By Concierge and Is Available to Competitors. Strong Competition Is Expected.

               The essential speech recognition and text-to-speech technology for Concierge's product is patented by Motorola and Fonix Corp., to whom Concierge will pay royalties and who will license this technology to other companies.

        11. Should a Change in Management Seem Necessary, It Will be Difficult for the Non-Management Stockholders to Do This.

               Should the proposed merger be approved, the company's officers and directors and their affiliates will own approximately 65.9 percent of the common stock of the company. This amount may enable them to determine the outcome of any vote affecting the control of the company.

                            TERMS OF THE TRANSACTION

Material Conditions to the Merger.
----------------------------------

        Starfest and Concierge have entered into an agreement of merger between Starfest and Concierge. For the merger to occur, each of the following must occur:

        o Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. This has occurred. The registration statements cover the following:

               o the 96,957,713 merger shares - the shares Starfest offers to the stockholders of Concierge.

        o The stockholders of each of Starfest and of Concierge must, by a majority vote of the shares outstanding, approve the merger.

Terms of the Merger.
--------------------

        The terms of the proposed merger are as follows:

        1.     Concierge shall merge into Starfest.

        2. Each outstanding share of common stock of Concierge shall be converted into 70.444 shares of common stock of Starfest. The 96,957,713 Starfest merger shares shall be distributed to the Concierge shareholders on a pro-rata basis.

        3. There shall be no fractional shares issued. Otherwise fractional shares shall be rounded up or down to the nearest whole number.

        4. The present business of Concierge shall be conducted after the merger by Starfest, into which Concierge shall have merged. However, Concierge's management and directors shall become the management and directors of the combined company.

        5. The articles of incorporation of Starfest will be amended to provide the following:

               o      Its name will be changed to "Concierge Technologies, Inc."

               o Its authorized capital will be increased from 65 million shares of Common Stock, no par value, to 190 million shares of Common Stock, $0.001 par value, and 10 million shares of Preferred Stock, $0.001 par value.

               There will be approximately 120 million shares of common stock outstanding after the merger. The board of directors will have the authority to issue the 70 million authorized but unissued shares of common stock without shareholder approval. The issuance of all of these common shares would result in a 58 percent dilution in the present ownership of each shareholder, although the amount, if any, of any economic dilution to existing shareholders would depend upon the consideration received for the issuance of the additional shares.

               Similarly, the issuance of the newly authorized 10 million shares of preferred stock poses a potential percent dilution in book value for existing shareholders, although the economic dilution, if any, would depend upon the consideration received for the preferred shares.

               The fact that there will be 70 million shares of common stock and 10 million shares of preferred stock available for issuance by the post-merger board of directors has an anti-takeover impact. Any corporation or persons considering making a tender offer for the post-merger company's shares will be inhibited by the recognition that the issuance of these authorized but unissued shares could increase the total cost of a tender offer and even defeat it.

               The class of preferred stock that will be authorized will have no stated or defined preferences. Rather, the board of directors will be able, by board resolution to be filed with the Secretary of State of California, to designate series of the preferred stock with specific preferences or attributes. Examples of preferences or stock attributes could be -

               o a series of the preferred stock could be preferred over the common stock or other series of preferred stock in the event of the liquidation of the company,

               o a series of the preferred stock could be preferred over the common stock in the company's declaration and payment of dividends,

               o a series of the preferred stock could be convertible into common stock at a stated conversion price,

               o a series of the preferred stock could be given the right to elect a majority of the members of the board of directors in the event of the non-payment of dividends to the holders of the preferred stock, or

               o      combinations of the above or other preferences.

        6. The Bylaws of the post-merger company will be the Bylaws of Concierge. Although not a term of the merger, Concierge seeks approval of its shareholders to amend its bylaws to increase the number of its directors to eleven.

        7. Should the stockholders of Concierge not approve the merger, neither of Starfest or Concierge shall be liable to the other.

Reasons for the Merger.
-----------------------

        The Starfest stockholders will benefit by becoming, once again, an operating company with a business. The directors of Starfest believe that the unified messaging product of Concierge has great potential in a world where the number of e-mail users has been rapidly expanding.

        Concierge's stockholders will benefit from converting their present stock in a closely-held corporation to stock of a corporation for which there is a public market for their stock. Concierge could register its own common stock with the Securities and Exchange Commission and then seek an NASD member firm to apply to the OTC Bulletin Board for trading privileges for its stock. Concierge's management feels, however, that its shareholders will benefit from the broader shareholder base and considerably larger public float to be obtained from the merger with Starfest.

        Finally, the management of both Starfest and Concierge believe that the existence of a public market will facilitate the raising of expansion funds for the post-merger company. We give no assurance that such will occur.

        Effectively, the stockholders of Concierge will suffer a 19.2 percent dilution in their equity in Concierge solely for the perceived, but not assured, benefits of having a public market for their securities.

Description of Securities.
--------------------------

        Common Stock. Starfest is a California corporation, and Concierge is a Nevada corporation. Starfest is authorized to issue 65 million shares of common stock. It has 23 million shares of common stock now issued and outstanding. Concierge is authorized to issue 10 million shares of common stock. It has 1,376,380 shares of its common stock now issued and outstanding. There are no material differences in the common stock of our two companies.

               Voting rights. Stockholders have one vote a share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

               Dividend rights. Stockholders receive dividends when and if declared by the board of directors out of funds of the corporation legally available therefor.

               Liquidation rights. Upon any liquidation, dissolution or winding up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

               Preemptive rights. Stockholders do not have preemptive rights to subscribe for or purchase any stock, obligations or other securities of the corporation.

               Registrar and transfer agent. Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, is the transfer agent and registrar of the common stock of Starfest. Concierge serves as its own registrar and transfer agent.

               Dissenters' rights. A stockholder has "dissenters' rights" which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

               Change in Control. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change in control of either Starfest or Concierge.

        Preferred Stock. The post-merger company will be authorized to issue 10 million shares of preferred stock. The preferred stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

        There are no presently outstanding shares of preferred stock of Starfest.

Differences Between Rights of Stockholders of Starfest and of Concierge.
------------------------------------------------------------------------

        There are several material differences between the bylaws of Starfest and of Concierge. The bylaws of Concierge will become the bylaws of the surviving company. The material differences are -

        o A Concierge bylaw provides that special meetings of the shareholders can be called at the request of 25 percent of the shares then outstanding. A Starfest bylaw designates 10 percent of the shares then outstanding for this same purpose.

        o A Concierge bylaw provides that there shall be not less than three nor more than nine directors. A Starfest bylaw designates not less than four nor more than five directors. At the special meeting of Concierge shareholders called to approve or disapprove the proposed merger with Starfest, the Concierge shareholders will also consider a proposal of its directors to increase to eleven the number of its directors.

        o A Concierge bylaw provides that special meetings of the directors can be called on one day's actual notice by any director or the president. A Starfest bylaw provides that special directors' meetings can be called on two-days' actual notice by two directors, the president, any vice president or the secretary.

        o A Concierge bylaw provides that any director may be removed for cause by action of the board of directors. No Starfest bylaw provides for removal of directors by the board of directors.

        o A Concierge bylaw provides that any director, officer or employee shall be indemnified by the company against the reasonable expenses incurred in the defense of any proceeding brought against him by reason of his being a director, officer or employee except in instances where he actually is adjudged to be liable for gross negligence or misconduct in the performance of his duties. A Starfest bylaw authorizes indemnification but limits obligatory indemnification to instances where an agent of the company has been successful on the merits in defense of any such proceeding.

Accounting Treatment of Proposed Merger.
----------------------------------------

        The transaction will be accounted for as a reverse acquisition that is, the acquisition of Starfest by Concierge as Concierge will have the controlling votes of the combined entities.

Federal Income Tax Consequences of the Transaction.
---------------------------------------------------

        The  Merger.   The  merger   will   qualify  as  a  type  "A"  tax  free
reorganization for both corporations under Section 368(a)(1) of the Internal Revenue Code.

               Stockholders of Concierge. There will be no recognition of taxable gain or loss to the stockholders of Concierge by reason of the merger. Each stockholder of Concierge will have a carryover tax basis and a tacked holding period for the Starfest securities received in the merger.

               Concierge itself will not recognize any taxable gain or loss, because its liabilities are not in excess of the tax basis of its assets.

               The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of Thomas J. Kenan, esquire, in his capacity as tax counsel to Starfest (which tax opinion is one of the exhibits to the registration statement of which this Prospectus- Proxy Statement is a part). Mr. Kenan's opinion is based upon U.S. federal income tax law, including legislation, regulations, administrative rulings and court decisions.

Agreement of Merger.
--------------------

        The Agreement of Merger between Starfest and Concierge appears herein as "Appendix A - Agreement of Merger."

        In addition to the terms of the merger described earlier under "Terms of the Transaction - Terms of the Merger," the Agreement of Merger contains the following principal provisions:

               Representations by Starfest. Starfest makes representations to Concierge in regard to -

        o its good standing in California and in each state where it is required to obtain authorization to transact business,

        o its right, power, legal capacity and authority to enter into the Agreement of Merger and to perform its obligations under the agreement,

        o the validity of all documents, instruments and certificates delivered pursuant to the agreement's terms,

        o the consummation of the merger not resulting in a breach or violation by Starfest of its corporate charter or any agreements to which it is a party,

        o      the accuracy of its financial statements,

        o the non-existence of any person's right to acquire capital stock of Starfest other than as disclosed in the agreement,

        o the disclosure of all material liabilities of Starfest not reflected on the financial statements,

        o      the disclosure of any material claims against Starfest,

        o the filing by Starfest of all tax returns required to be filed by it,

        o its compliance with all federal, state or local laws and ordinances,

        o      the non-existence of any employee pension benefit plan,

        o its non-infringement of any patents, trademarks, service marks or trade names,

        o      the non-existence of any collective bargaining agreement,

        o the legality of Starfest's earlier issuance of unrestricted shares pursuant to Regulation D, Section 504.

               Representations by Concierge. Concierge makes representations to Starfest similar to those described above that Starfest makes to Concierge.

Conditions Precedent to Starfest's Obligation to Consummate the Merger. The obligation of Starfest to consummate the merger is subject to its satisfaction of the following conditions:

        o Concierge shall have performed all obligations required of it to be performed by the closing date,

        o all representations made by Concierge shall be materially true, correct and complete,

        o prior to closing the merger, Concierge shall have suffered no material adverse change affecting it or sustained any loss that materially affects its ability to conduct its business,

        o there shall be no pending legal proceeding seeking to restrain or prohibit or to obtain damages or other relief in connection with the merger,

        o a majority of the Starfest shareholders shall have approved the merger,

        o Concierge shall have obtained any consents necessary to perform its obligations under the Agreement of Merger, and

        o Starfest shall have obtained all required approvals under the securities laws to issue the merger shares to Concierge's shareholders.

Conditions Precedent to Concierge's Obligation to Consummate the Merger. The obligation of Concierge to consummate the merger is subject to its satisfaction of conditions similar to those listed above that are conditions precedent to Starfest's obligation to consummate the merger.

The Closing.   At the  closing of  the merger transaction,  the following  shall occur:

        o each party shall deliver to the other party certificates of good standing from the states where each is required to be qualified to do business,

        o all documents required by the Agreement of Merger for each party to deliver to the other shall have been delivered or be delivered,

        o each company's secretary shall deliver to the other company a secretary's certificate certifying that all necessary corporate action has taken place to approve the merger,

        o Starfest shall deliver the necessary documents needed to be filed with the Secretaries of State of California and Nevada to effect the merger, and the officers of the two companies shall execute the documents and deliver them for filing to the Secretaries of State, and

        o Concierge shall deliver to Starfest a list of Concierge shareholders, certified by Concierge's secretary, setting forth the names, addresses and number of shares of Starfest each is to receive in the merger, and Starfest shall send the list to Starfest's stock transfer agent with instructions to issue the 96,957,713 merger shares to the Concierge shareholders in accordance with the list.

Termination of the Agreement of Merger. The agreement may be terminated prior to closing by either party if any one or more of the conditions to its obligation to close have not been fulfilled, or by mutual agreement of the parties.

Survival of Representations and Indemnification. The representations of the parties to the agreement shall survive the closing for two years. Each party indemnifies the other party against its loss arising from breaches of representations, but only if the losses exceed $10,000 and the total indemnification obligation shall not exceed $200,000.

Post-Closing Covenants. The post-merger company shall not reverse split its stock for at least two years without the written consent of Gary Bryant of Indian Wells, California, who will represent the interests of the present Starfest shareholders.

                         PRO FORMA FINANCIAL INFORMATION

        The following sets forth certain pro forma financial information giving effect to the merger:


                   PRO FORMA STATEMENT OF FINANCIAL CONDITION
                                  June 30, 2000

                                 Starfest    Concierge
                                   Inc.         Inc.      Pro Forma   Pro Forma
                               (Historical) (Historical) Adjustments  Combined
                               ------------ ------------  -----------  ---------

ASSETS

Current assets                  $    1,105   $ 430,905  $ (100,000) $   332,010

Property and equipment                   -       4,692           -        4,692

Goodwill                                 -           -     362,441      362,441
                                ----------   ---------  ----------  -----------

TOTAL ASSETS                    $    1,105   $ 435,597              $   699,143
                                ==========   =========              ===========



LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities             $  363,546   $  39,155  $  100,000  $   302,701

Long term liabilities                    -           -           -            -
                                ----------   ---------  ----------  -----------

     Total liabilities          $  363,546      39,155              $   302,701
                                ----------   ---------              -----------

Stockholders' equity:

   Common stock                  2,647,353      13,764   2,647,353       13,764


   Additional paid-in capital            -   1,741,407           -    1,741,407

   Retained earnings (deficit)  (3,009,794) (1,358,729) (3,009,794)  (1,358,729)
                                ----------  ----------  ----------  -----------

     Total stockholders' equity   (362,441)    396,442           -      396,442
                                ----------  ----------  ----------  -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY            $    1,105  $  435,597  $      -0-  $   699,143
                                ==========  ==========  ==========  ===========


NOTES:

(1) The stockholders' equity of Starfest, Inc., the acquired Company, is eliminated in this reverse acquisition transaction and resulting in goodwill due to the deficit exceeding the common stock amount.
(2) The 23,000,000 outstanding common shares of Starfest, Inc. are adjusted into Concierge's prospective 96,957,713 common shares outstanding resulting in 119,957,713 shares outstanding per this reverse acquisition.
(3) $100,000 is a note payable by Starfest, Inc. to Concierge, Inc. This note and receivable are eliminated.

                    PRO FORMA STATEMENT OF INCOME For the Six
                           Months Ended June 30, 2000

                                 Starfest    Concierge
                                   Inc.         Inc.      Pro Forma   Pro Forma
                               (Historical) (Historical) Adjustments  Combined
                               ------------ ------------  ----------- ----------

Sales                           $        -   $        -   $        -  $       -

Cost of Sales                            -            -            -          -
                                 ---------    ---------    ---------   --------

     Gross profit                        -            -            -          -

Operating expenses                 352,137      259,335            -    611,472
                                 ---------    ---------    ---------   --------

Loss from operations              (352,137)    (259,335)           -   (611,472)

Income (loss) before taxes        (352,137)    (259,335)           -   (611,472)
                                 ---------    ---------    ---------   --------

Provision for taxes                    800          800            -     (1,600)
                                 ---------    ---------    ---------   --------

NET INCOME (LOSS)                 (352,937)    (260,135)           -   (613,072)
                                 =========    =========    =========   ========

EARNINGS PER SHARE

     Net income (loss)           $(352,937)   $(260,135)   $       -  $(613,072)

     Weighted-average number of
     shares outstanding         23,000,000   96,957,713            - 119,957,713

     (Loss) per share               $(0.02)      $(0.00)           -     $(0.01)
                                    ======       ======    =========     ======

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of June 30, 2000 as if outstanding as of the beginning of the period.

                MATERIAL CONTACTS BETWEEN STARFEST AND CONCIERGE

Background of the Transaction.
------------------------------

        In late 1999 John Everding, representing Concierge as a financial consultant, approached Gary Bryant, representing Starfest as its largest stockholder and representing Newport Capital Corp., a financial consulting firm, as its president and controlling shareholder. Mr. Everding proposed that Concierge merge with Starfest. The purpose of the merger was to obtain a public market for Concierge's capital stock. At that time, Starfest's common stock was traded through the OTC Bulletin Board. The stock, however, was subject to delisting if Starfest did not register its stock with the Securities and Exchange Commission by April, 2000, and become a "reporting company" - a company obliged to file periodic reports with the Securities and Exchange Commission.

        The two companies agreed on a merger and executed an agreement of merger on January 26, 2000.

        In early March 2000, Mr. Bryant negotiated a stock purchase transaction between Starfest and the controlling shareholder of another company named MAS Acquisition XX Corp. MAS Acquisition XX Corp. was a shell corporation that had never had any business or substantial assets but had registered its common stock with the Commission. By reason of the provisions of the Commission's Rule
12-g(3), Starfest's purchase of 96.83 percent of the outstanding shares of common stock of MAS Acquisition XX Corp. resulted in Starfest's acquiring the legal obligation to file periodic reports with the Commission for the combined companies. By filing a Form 8-K with the Commission to report this transaction, Starfest in effect became, by substitution, a reporting company and not subject to removal from the OTC Bulletin Board as a non-reporting company as long as it met its reporting obligations.

        The controlling shareholder of MAS Acquisition XX Corp. was paid $100,000 cash and 150,000 shares of common stock of Starfest. Concierge paid the cash portion of this consideration.

        For their services as financial consultants, Mr. Everding received 37,500 shares of Concierge common stock, valued at $12,000, and Mr. Bryant received 75,000 shares of Concierge common stock, valued at $24,000. The valuations were made by Concierge's board of directors and reflected the book value of Concierge's common stock at the time the shares were issued.

        Should the merger be approved by the shareholders of both companies, Mr. Everding's 37,500 shares of Concierge common stock will be converted into 2,641,650 shares of post-merger Starfest common stock. Mr. Bryant's 75,000 shares of Concierge common stock will be converted into 5,283,300 shares of post-merger Starfest stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Thomas J. Kenan, Esquire, counsel to Starfest, is named in this Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. From February 17, 1999 until April 6, 1999, Mr. Kenan was the sole officer and director of Starfest. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 760,000 shares of common stock of Starfest. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust. Mr. Kenan owns, in his own name, 600,000 shares of common stock of Starfest and 2,840 shares of common stock of Concierge which shares of Concierge he received as compensation for his legal services and counsel in connection with the negotiation and preparation of the agreement of merger, his legal services in the negotiation and drafting of a Stock Purchase Agreement dated March 6, 2000 with the controlling shareholder of MAS Acquisition XX Corp. and Mr. Kenan's subsequent drafting of a Form 8-K12G3 filed with the Commission on March 10, 2000, his drafting of Starfest's annual Form 10-KSB, and the drafting of the registration statement of which this Prospectus-Proxy Statement is a part.

                                 INDEMNIFICATION

        Under California and Nevada corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

        With  respect  to  any  criminal   action  or  proceeding,   these  same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

        In the case of any action by the corporation against such persons involving a breach of duty to the corporation or its shareholders, the corporation is authorized to provide similar indemnification but only if -

       o for a California corporation, such as Starfest, the articles of incorporation authorize such, or

       o for either a California or Nevada corporation, such as Concierge, the court conducting the proceeding determines that such persons are nevertheless fairly and reasonably entitled to indemnification. Concierge's articles of incorporation do authorize such indemnification for acts of directors and officers involving a breach of duty to the corporation or its shareholders. Starfest's do not. Starfest's articles of incorporation shall be the articles of incorporation of the post-merger company.

        To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, California and Nevada law provide that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

        Indemnification and payment of expenses provided by California and Nevada law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, a California and Nevada corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

        As a result of such corporation law, Starfest or Concierge may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to or after the merger.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                             PENNY STOCK REGULATIONS

        There is no way to predict a price range within which Starfest's common stock would trade after the proposed merger. It presently trades on the OTC Bulletin Board at a price less than $5 a share and is subject to the rules governing "penny stocks."

        A "penny stock" is any stock that:

        o      sells for less than $5 a share.

        o is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

        o is not a stock of a "substantial issuer." Starfest is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $2 million, which it does not now have and will not have solely as a result of the proposed merger with Concierge.

        There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

               The Penny Stock Suitability Rule
               --------------------------------

        Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

        After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

        Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

        The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

        The Penny stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

        o      transactions not recommended by the broker-dealer,

        o      sales to institutional accredited investors,

        o transactions in which the customer is a director, officer, general partner, or direct or indirect beneficial owner of more than 5 percent of any class of equity security of the issuer of the penny stock that is the subject of the transaction, and

        o transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

               The Penny Stock Disclosure Rule
               -------------------------------

        Another Commission rule - the Penny stock Disclosure Rule requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document is set forth in a federal regulation and contains the following information:

        o A statement that penny stocks can be very risky, that investors often cannot sell a penny stock back to the dealer that sold them the stock,

        o A warning that salespersons of penny stocks are not impartial advisers but are paid to sell the stock,

        o The statement that federal law requires the salesperson to tell the potential investor in a penny stock -

               o      the "offer" and the "bid" on the stock, and

               o the compensation the salesperson and his firm will receive for the trade,

        o An explanation that the offer price and the bid price are the wholesale prices at which dealers are willing to sell and buy the stock from other dealers, and that in its trade with a customer the dealer may add a retail charge to these wholesale prices,

        o A warning that a large spread between the bid and the offer price can make the resale of the stock very costly,

        o Telephone numbers a person can call if he or she is a victim of fraud,

        o      Admonitions -

               o      to use caution when investing in penny stocks,

               o      to understand the risky nature of penny stocks,

               o to know the brokerage firm and the salespeople with whom one is dealing, and

               o      to be cautious if ones salesperson leaves the firm.

Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

               Effects of the Rule
               -------------------

        The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

        Starfest's merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                        INFORMATION ABOUT STARFEST, INC.

Business Development

        Starfest, Inc. was incorporated in California on August 18, 1993 as "Fanfest, Inc." On August 29, 1995 its name was changed to Starfest,
Inc.

        Pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated March 6, 2000 between (1) MAS Capital, Inc., an Indiana corporation, the controlling shareholder of MAS Acquisition XX Corp. ("MAS XX"), an Indiana corporation, and (2) Starfest, approximately 96.83 percent (8,250,000 shares) of the outstanding shares of common stock of MAS Acquisition XX Corp. were exchanged for $100,000 and 150,000 shares of common stock of Starfest in a transaction in which Starfest became the parent corporation of MAS XX.

        At the time of this transaction, the market price of Starfest's common stock was $1.50 bid at closing on March 7, 2000 on the OTC Bulletin Board. Accordingly, the consideration Starfest paid for the 96.83 percent interest was valued at $325,000.

        Upon execution of the Purchase Agreement and the subsequent delivery of $100,000 cash and 150,000 shares of common stock of Starfest on March 7, 2000, to MAS Capital Inc., pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Starfest became the successor issuer to MAS Acquisition XX Corp. for reporting purposes under the Securities and Exchange Act of 1934 and elected to report under the Act effective March 7, 2000.

        MAS XX had no business, no assets, and no liabilities at the time of the transaction. Starfest entered into the transaction solely for the purpose of becoming the successor issuer to MAS Acquisition XX Corp. for reporting purposes under the 1934 Exchange Act. Prior to this transaction, Starfest was preparing to register its common stock with the Commission in order to avoid being
delisted  by  the  OTC  Bulletin   Board.  By  engaging  in  the  Rule  12g-3(a)
transaction, Starfest avoided the possibility that its planned registration statement with the Commission would not be fully reviewed by the Commission's staff before an April 2000 deadline, which would result in Starfest's common stock being delisted on the OTC Bulletin Board.

Business of Starfest.
---------------------

        Starfest's initial business was the production and promotion of theme events involving numerous artists and performers and designed to attract mass audiences of fans drawn by the theme. In 1994 and 1995 it produced "Fanfest," which was held at the Fairplex at the Los Angeles County Fairgrounds, and which won the Airplay International Award as the "Country Music Event of the Year." In 1995 the event won the Country Music Associations of America's award as the "Best Country Event of the Year." In 1996 the event was renamed "Starfest" and was again held in Los Angeles.

        The events all lost money. In 1997 the event was planned but was cancelled before being held. The company was essentially dormant in 1998 with its activities being limited to dealing with creditors and to attempting to raise capital for the resumption of business.

        In 1999 Starfest turned the management of the company over to three individuals involved in the adult entertainment business - Billy Harbour, John Whitley and Pamela Miller of southwestern Virginia. Under this new direction the company bought three websites on the Internet - www.starfest.com,
                                                               -----------------
www.adultstar.com  and  www.adultstars.com.  Starfest  also  purchased  and paid
-----------------       -------------------
$12,000 for twelve additional websites on the Internet, but the written transfer of the websites was never obtained, and the right to obtain the transfer of those websites has been sold and transferred to unrelated third parties. Stockholders owning a majority of the outstanding stock of Starfest regained control of the management of the company by obtaining the resignations of directors associated with the Virginia management and having the remaining directors elect Michael Huemmer as president and Janet Alexander as secretary of the company. On December 31, 1999, pursuant to the written consent of persons holding a majority of the outstanding shares of common stock of the company, Starfest sold all the remaining assets of the company associated with the adult entertainment business for $10,000. The assets consisted of the three adult entertainment websites and the right to obtain the additional twelve websites. Starfest applied this and its other cash assets to the payment of outstanding liabilities.

        On January 18, 2000, Starfest and Concierge executed a letter of intent to submit to their stockholders a proposal to merge. The agreement of merger was executed on January 26, 2000. Starfest will be the surviving corporation of the merger, but the business and management of the merged companies will be that of Concierge. Pending approval of the merger, Starfest has no business.

        Starfest has no employees. Starfest's present management consists of two persons, Michael Huemmer, president, and Janet Alexander, secretary.

Plan of Operation
-----------------

        Starfest's sole plan of operation at present is to progress toward a closing of the proposed merger with Concierge. Should the merger be consummated, the company's plan of operation for the next twelve months shall then be the plan of operation that Concierge's management has for its company.

        Until the merger should be consummated or abandoned, Starfest has no paid employees. Its officers and directors are contributing their time without compensation.

        Should the merger with Concierge not be consummated, Starfest's management will seek another merger partner. Starfest has sufficient cash to meet any anticipated cash requirements that will arise before the merger with Concierge is consummated. Should the merger with Concierge not be consummated, Starfest will likely find it necessary to raise additional funds in connection with any other merger it might negotiate with another merger partner. It would propose to require the other party to the merger to provide such funds.

Description of Property.
------------------------

        Starfest has no property.

Legal Proceedings.
------------------

        Neither  Starfest  nor its  property  is a party to, or the  subject of,
pending  legal   proceedings.   Starfest  is  aware  of  no  proceeding  that  a
governmental authority is contemplating.

Market for Starfest's Common Stock and Related Stockholder Matters.
-------------------------------------------------------------------

        Starfest's common stock presently trades on the OTC Bulletin Board. Information on the high and low bid prices for Starfest's common stock during 1997, 1998, 1999 and the first half of 2000 appears in Risk Factor No. 5 on page
4. The volatility of the stock price is apparent, not only from year-to-year but within each quarter. The volume of trading in the stock is also highly volatile. From the third quarter of 1997 until the second quarter of 1999, there was practically no trading in the stock. Weeks could pass without a single transaction. Then, during the second and third quarters of 1999 almost daily trading recommenced based upon Starfest's public announcements that it was entering the adult Internet entertainment business. Trading slowed to almost a stop with the lack of results of this new business venture. Then, in January 2000 the trading volume surged with the announcement of the proposed merger with Concierge. Daily volumes since late January 2000 are quite erratic. In March 2000, for instance, daily volume ranged from 3,110,300 to 172,500.

        There are approximately 96 record holders of Starfest's common stock. Some 19,013,657 of its shares are held in the single name of "Cede & Co.," which is the record holder for shares held in numerous brokerage accounts.

Rule 144 and Rule 145 Restrictions on Trading.
----------------------------------------------

        Should the merger be approved and effected, all shares of common stock of the post-merger company issued in the merger to the stockholders of Concierge shall have been issued pursuant to registration with the Commission. Nevertheless, there will be certain restrictions on the transfer for value of the shares received in the merger by the affiliates of Concierge, who may be deemed to be underwriters.

        Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The affiliates of Concierge at the time of the vote on the merger, in order to sell their shares received in the merger, must either register them for resale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such affiliates, that:

               o the company must have been subject to the reporting requirements of Section 15(d) of the Securities Exchange Act for at least 90 days (which is the case, here),

               o the company must have filed all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

               o transfers for value by such affiliates can occur only either (1) through broker transactions not involving the solicitation of buyers or (2) directly to market-makers, and

              o each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (119,957,713 shares immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

        The above resale provisions of Rule 145 shall continue for such affiliates for one year after the merger. Then, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.

        We at Starfest believe that 3.5 million shares of the presently outstanding 23 million shares of Starfest will be subject to restrictions on trading or transfers for value after the merger. We also believe that of the
96,957,713 shares of Starfest to be distributed in the merger to Concierge stockholders, only the 64,437,240 shares to be distributed to Concierge' officers, directors and affiliates will be subject to any restrictions on transfer. Accordingly, after the effective date of the merger, there shall be 55,520,473 shares in the "public float," i.e., subject to no securities law restrictions on their being traded or transferred for value. We estimate that approximately 140 persons will own these shares of record. The offering of them for sale could have a materially adverse effect on the market price of the company's stock. Further, the affiliates of Concierge will hold 64,437,240 shares and will be able to sell these shares pursuant to Rule 144 and Rule 145 of the Securities Act.

        No equity of Starfest is subject to outstanding options or warrants to purchase, or securities convertible into, equity of the company.

        Dividends. Starfest has had no earnings and has declared no dividends on our capital stock. Concierge has never earned a profit and may not do so in the future. Under California law, a company - such as our post-merger company - can pay dividends only

        o       from retained earnings, or

        o       if after the dividend is made,

               o its tangible assets would equal at least 11/4 times its liabilities, and

               o its current assets would at least equal its current liabilities, or

               o if the average of its earnings before income taxes and before interest expenses for the last two years was less than the average of its interest expenses for the last two years, then its current assets must be equal to at least 11/4 times its current liabilities.

Our combined company would have had an accumulated deficit of $3,394,546 as of March 31, 2000, which would limit its ability to pay dividends until it has earned an amount in excess of its accumulated deficit or until it could meet the above alternative, second test, the assets test. However our combined company would have met the assets test on March 31, 2000.

        Reports to Stockholders. Starfest is required to file reports with the Securities and Exchange Commission. These reports are annual 10- KSB, quarterly 10-QSB and periodic 8-K reports. Starfest will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law.

        Registration Statement. Starfest has filed with the Securities and Exchange Commission ("SEC") in Washington, D.C., a Registration Statement under the Securities Act of 1933, with respect to the common stock offered by this Prospectus-Proxy Statement. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Starfest is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

        Stock Certificates. Certificates for the securities offered hereby will be ready for delivery within one week after you approve the merger.

Financial Statements.
---------------------

        See "Financial Statements - Starfest, Inc." for the independent auditor's report dated February 9, 2000, with respect to Starfest's balance sheet as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and December 31, 1998, and the notes to such financial statements as well as the interim (unaudited) balance sheet at June 30, 2000, statement of operations and accumulated deficit, and statement of cash flows for the six months periods ended June 30, 2000 and June 30, 1999.

Management's Plan of Operation.
-------------------------------

        Should the stockholders of the two companies not approve the merger, Starfest will seek another partner. Its sole "asset" is its status as a public company whose stock trades on the OTC Bulletin Board.

Changes  In  and  Disagreements  With  Accountants  on  Accounting and Financial
--------------------------------------------------------------------------------
Disclosures.
------------

        On March 8,  2000  Starfest's  principal  independent  accountant,  Jaak
(Jack) Olesk, Beverly Hills, California, resigned. His reports on the Company's financial statements from inception onward contained no adverse opinions or disclaimers of opinions and were not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Jaak (Jack) Olesk, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Jaak (Jack) Olesk's satisfaction, would have caused him to make reference to the subject matter of the disagreements in connection with his reports.

        Starfest has not yet engaged a new independent accountant to audit its financial statements.

                        INFORMATION ABOUT CONCIERGE, INC.

Overview

        Concierge was incorporated on September 20, 1996, in the State of Nevada. Its principal office is at 6033 West Century Boulevard, Suite 1278, Los Angeles, California 90045. Its telephone number is 310- 216-6334.

Concierge's Plan of Operation
-----------------------------

        Concierge has developed a "unified messaging" product - the Personal Communications Attendant ("PCATM"). It attempted to commence marketing this product in April 2000. The product was not ready. It terminated the April initiative and will again commence marketing the product in August 2000.

        Description of the PCATM. Concierge's PCATM provides a means by which any user of Internet e-mail can have e-mail messages spoken to him or her over any touch-tone telephone or wireless phone in the world.

        The PCATM responds to the user's voice commands to read, verbalize and manage e-mail traffic stored on a personal computer. The PCATM is

"trained" to respond only to the voice commands and personal voice password of the individual user, thus guaranteeing that each user's personal messages cannot be accessed by anyone else. Responding to spoken instructions, the PCATM can verbalize e-mail (with future fax and voice-mail capabilities) over the phone and save or delete those messages as directed by the user.

        Concierge expects it will be able to commence marketing the PCATM in August 2000. It had expected to bring the PCATM to market in early April, announced this expectation in an interview on a television program and set up a toll-free line with contract personnel available to take telephone orders. Approximately 50 orders were received. Unfortunately, Concierge's initial marketing effort was precipitous. The company Concierge had hired to write the programming code to implement Concierge's design, technical specifications and program logic did not timely meet its contractual commitments. The product was not ready. The initial marketing effort was terminated.

        On May 12, 2000 the responsibility for writing the programming code was reassigned to Dave Cook Consulting of Mercer Island, Washington. That company's work is being overseen by Concierge. Concierge is pleased with Dave Cook Consulting's progress and performance and is confident the PCATM will be ready for August 2000 shipments.

        The initial product can verbalize only a user's e-mail. It is, however, implemented with "hooks" for the addition of fax and voice-mail modules. "Hooks" means that the programs have been written to facilitate the future inclusion of additional features such as fax and voice-mail capabilities. The date of availability of these features will depend upon decisions still to be made by Concierge management regarding the assignment of priorities to product introduction. Among future products planned are the "Pro" version, which will enable the user to access by telephone the user's fax and voice-mail messages; a multi-user, server-based version for corporate/enterprise users; and various "nationalized", that is, non-English, versions. An assessment of individual market segments and other considerations will enter into the decision of Concierge's management as to how its available resources might best be utilized. Expansion of the initial product's capabilities to add fax and voice-mail retrieval capabilities will not be a major effort; however, it may or may not be the best application of Concierge's capabilities from a strategic marketing standpoint.

        The e-mail version will retail at $39.95. With a $19.95 upgrade, the planned pro version will monitor and collect fax, voice mail and e-mail messages. A user's personal computer will become a universal communications center. All the user's incoming communications, be they fax, voice- or e-mail, will reside on the user's own computer and will be readily accessible from any telephone.

        There will be no monthly service fee. No device other than an ordinary telephone is needed to access the PCA(TM). The PCATM also includes an auto pager that notifies the user by phone or pager when new e-mail is received.

        Considering direct product costs including royalties, Concierge projects a gross profit margin of approximately 80 to 90 percent of direct sales. The underlying technology is the subject of patents, and Concierge is required to pay royalties of $0.85 a PCATM unit to Lexicus, a subsidiary of Motorola, for its Clamor Automatic Speech Recognition software and $1.00 a unit to Fonix for its Text-to-Speech software. Concierge has paid advance royalties to Lexicus for 50,000 units and advance royalties to Fonix for 180,000 units.

        Concierge intends to "nationalize" the product to accommodate several foreign languages, possibly including Japanese, Korean, German, Latin American Spanish, French and Brazilian Portuguese. The timing of this depends upon Fonix Corp.'s delivery date for non-English versions of its text-to-speech software. Fonix has advised Concierge that its text-to-speech software will be available by late summer 2000 in seven foreign languages.

        The Market. As of early 1999, we estimate there were over 250 million e-mail users worldwide, a number which is growing rapidly. As to the domestic market, we estimate that there were more than 40 million e-mail users in the U.S. in 1996 churning out more than 150 million messages a day. By 2003 that could reach more than 200 million users, creating 7 billion messages a day. A substantial majority of this group are potential users of Concierge's current products and products planned for future release.

        Distribution Methods. Concierge's marketing methods will include direct, high-volume, e-mail advertising promulgated on the Internet. Every individual using Internet e-mail, communicating in English, and having the need to remotely access e-mail is, by definition, a legitimate prospect for Concierge's products. Bulk e-mail promotion is extremely cost-effective, especially in view of the fact that the Concierge product is specifically designed for Internet e-mail users, or 100 percent of the addressees. In addition to direct e-mail Internet marketing, Concierge's marketing plan includes the cultivation of Internet Service Providers (ISPs) as a sales channel for the PCATM. Under discussion are strategic alliances to provide PCAs with personal computer systems and sales through direct marketing organizations. Concierge has participated and will continue to participate, in radio and television business-oriented shows designed to expose companies and their products to a mass audience. Approximately 50 percent of Concierge's present resources will be allocated to advertising, marketing and product promotion.


        Production Costs. The PCATM will be manufactured and produced for Concierge by XeTel Corp. A service order fulfillment contract has been executed with eAssist.com of San Diego, California, an unaffiliated third party corporation. Dave Cook Consulting of Mercer Island, Washington will provide product development services to implement products designed by Concierge.

               Manufacturing Services Agreement. XeTel Corporation of Austin, Texas will manufacture the PCATM for Concierge at its San Ramon, California plant and ship it F.O.B. San Ramon at Concierge's direction.

               Concierge furnishes to XeTel the design of the PCATM and a twelve-month forecast of sales. They then negotiate the unit price to be charged Concierge during such period based on the forecast. Concierge also furnishes to XeTel an approved list of vendors for all component parts of the PCATM.

               The first four months of the twelve-month forecast must be firm purchase orders. Each month the twelve-month forecast is updated, as are the four months of purchase orders.

               Should the actual orders fall short of those forecast for a twelve-month period for which a price was negotiated, Concierge is subject to XeTel's supplier billbacks.

               XeTel warrants the products for 90 days after it ships them. Should a product be defective because of Concierge's design, Concierge still must pay XeTel the full purchase price for the product. Should a product be defective because of XeTel's workmanship or material furnished by XeTel, XeTel will replace the goods at its expense if the goods are returned to it within 30 days after XeTel's 90-day warranty period.

               Either party can terminate the agreement for its convenience on 180 days' notice or for cause on 30 days' notice.

               Service Order Fulfillment Agreement. eAssist.com will provide multimedia, customer-relationship-management services via the Internet to Concierge. eAssist.com will provide -

               o       outsourced e-mail management services and software,

               o       chat management services and software, and

               o       voice-based call handling.

All services are to be provided 24 hours a day, 7 days a week.
eAssist.com agrees to provide -

              o       90% of its automatic e-mail responses within 10 minutes,

              o       90% of its personalized e-mail responses within 8 hours,

              o       80% of its chat requests within 120 seconds, and

              o       80% of calls answered within 120 seconds.

               The term of the agreement is two years - March 29, 2002. Either party can terminate the agreement on 60 days' notice.

               Product Development Agreement. Dave Cook Consulting of Mercer Island, Washington has agreed to provide product development consulting services to Concierge. Payment for the services is based upon hourly charges.

               The intellectual property rights associated with the work product of Dave Cook Consulting will be owned by Concierge.

               The term of the March 17, 2000 agreement is one year. Concierge can terminate the agreement without cause on 30 days' notice. Dave Cook Consulting can terminate the agreement on 30 days' notice if Concierge materially breaches any obligation of the agreement.

        Governmental Approval of Principal Products. No governmental approval is required in the U.S. for Concierge's products.

        Government Regulations.   There are no  governmental regulations  in the
U.S. that apply to Concierge's products.

        Properties. Concierge subleases approximately 1,600 square feet of office space at Suite 1278, 6033 West Century Boulevard, Los Angeles, California 90045. The lease is a one-year lease that expires June 1, 2001. The space is deemed adequate for the present time. Ample space is available for any needed expansion in the vicinity of its present space and elsewhere in the Los Angeles area.

        Dependence  on  Major  Customers  and  Suppliers.   Concierge  does  not
anticipate that it will be dependent on any major customers or suppliers.

        Seasonality. There should be no seasonal aspect to Concierge's business other than possible increased sales anticipated in the fourth calendar quarter associated with the year-end holidays.

        Research and Development. Concierge expended approximately $188,663 on research and development in 1998 and $50,431 in 1999. It anticipates that it will expend approximately $150,000 on research and development in 2000 and approximately $200,000 in 2001.

        Environmental  Controls.    Concierge  is  subject  to  no environmental
controls or restrictions that require the outlay of capital or the obtaining of a permit in order to engage in business operations.

        Year 2000 Computer Problem. Concierge has determined that it does not face material costs, problems or uncertainties about the year 2000 computer problem. This problem stems from the fact that many existing computer programs use only two digits to identify a year in the date field and do not consider the impact of the year 2000. Concierge presently uses off-the-shelf and easily replaceable software programs and has determined that all software is year 2000 compliant.

        Number  of Employees.   On March 1, 2000  Concierge employed two persons
full time and two persons part time.

        Venue of Sales.   Concierge anticipates  that some  of its initial sales
will be attributable to exports to English-speaking countries.

        Patents, Trademarks, Copyrights and Intellectual Property. Concierge has
trademarked  its Personal Communications Attendant.   It has  no  patents on the
product.

        Legal Proceedings. Neither Concierge nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

Concierge Management's Plan of Operation
----------------------------------------

        Concierge's management proposes to devote the company's cash assets and the time and efforts of its officers and staff for the next twelve months to the promotion, sale and continued improvement of its Personal Communications Attendant.

        Liquidity. As of June 30, 2000, Concierge had cash assets of $85,105 acquired through the sale of its common stock in an offering exempt from registration pursuant to the provisions of the Commission's Regulation D, Rule
506. Concierge expects that it will not have to raise additional funds for the next five months. Should the need arise during the next twelve months for additional capital, Concierge will attempt to raise this capital in another offering exempt from registration.

        Product Research and Development. Concierge's initial PCATM (audio e-mail version) is designed to execute on a personal computer operating under Windows 95/98 and using Microsoft Outlook or Outlook Express as an e-mail client. Future versions are expected to operate in the same or successor environments, although the server-based, multi-user, versions will most likely function under Microsoft NT or its derivative, Windows 2000.

        Support for Eudora and other e-mail clients is expected to be available in the next version, whose release date is yet to be determined. Since Eudora comprises less than ten percent of the Windows-based e-mail users, it is not considered to be a significant impediment to the market appeal of the product.

        Other Expected Developments. Concierge does not expect to purchase any plant or significant equipment. It outsources the implementation of product designs for its products that it develops, through the collaboration of its president, Allen Kahn, and outside providers.

        Concierge does expect to increase the number of its employees during the next twelve months by adding approximately three employees, which would include administrative and executive personnel.

        Market for Common Equity and Related Stockholder Matters.
        ---------------------------------------------------------

        Market Information. There is no established public trading market for Concierge's common stock. None of its authorized shares of common stock are subject to outstanding options or warrants to purchase, or securities convertible into, common stock.

        Concierge's outstanding 1,376,380 shares of common stock will be converted to 96,957,713 shares of common stock of Starfest on the basis of
70.444 shares to Starfest common stock to be exchanged for each share of Concierge common stock. All 96,957,713 shares will be eligible for sale, but the 64,437,240 shares to be distributed to Concierge's officers and directors will be subject to the resale provisions of paragraph (d) of Rule 145 discussed above under "Information About Starfest - Rule 144 and Rule 145 Restrictions on trading."

        Holders.  There are 97 holders of record of Concierge's common stock.

        Dividends. Concierge has declared no cash dividends on its common stock since its inception. There are no restrictions that limit Concierge's ability to pay dividends on its common stock or that are likely to do so in the future.

Changes  In  and  Disagreements  With  Accountants  on  Accounting and Financial
--------------------------------------------------------------------------------
Disclosures.
------------

        During the last two fiscal years and the period since June 30, 1999, there have been no changes in Concierge's principal independent accountant.

Financial Statements.
---------------------

        See "Financial Statements - Concierge, Inc." for the independent auditor's report dated August 23, 2000 with respect to Concierge's balance sheet as of June 30, 2000 and the related statements of operations and deficit accumulated, changes in shareholders' deficit and cash flows for the fiscal years ended June 30, 2000 and June 30, 1999, and the notes to such financial statements.

                        VOTING AND MANAGEMENT INFORMATION

        Starfest's management and Concierge's management will each solicit the proxy of their company's stockholders with respect to the proposed merger described herein.

Date, Time and Place Information.
---------------------------------

        Starfest. Starfest's stockholders will vote on three proposals at a special meeting of the stockholders of Starfest to be held at 11:00 A.M., ________________, ________________, 2000, at 9494 East
Redfield Road, No. 1136, Scottsdale, Arizona 85260:

        o      to approve the merger with Concierge,

        o to increase the authorized capital of Starfest from 65 million shares of common stock, no par value, to 190 million shares of common stock, $0.001 par value, and 10 million shares of preferred stock, $0.001 par value, and

        o      to change the name of Starfest to "Concierge Technologies, Inc."

The merger is conditioned upon approval of all three proposals.

        Starfest's officers, directors and affiliates are entitled to vote 3.7 percent of the outstanding shares entitled to vote. They have indicated that they will vote to approve the merger.

        Concierge. Stockholders of Concierge will vote on two proposals at a special meeting of the stockholders of Concierge to be held on 11:00 A.M.,
                                          2000, at
--------------------, -------------------,        -----------------------------:

        o      to approve the merger with Starfest, and

        o to amend the bylaws to increase to eleven the number of directors of Concierge.

        Concierge's officers, directors and their affiliates are entitled to vote 66.5 percent of the outstanding shares entitled to vote. They will vote their shares to approve or disapprove the merger in accordance with the majority vote cast by the other Concierge stockholders.

        Voting Procedure. Voting by Starfest's stockholders and by Concierge's stockholders may be by written ballot at the meetings or by written proxy. Starfest stockholders of record as of July 28, 2000 shall be entitled to vote at their meeting. Concierge stockholders of record as of the day before the date of this Prospectus-Proxy Statement shall be entitled to vote at their meeting. Provided a quorum is present in person or by proxy (as determined by the aggregate voting rights of the common stock, considered as a whole), abstentions by stockholders present in person at the meeting shall be counted as a vote for rejecting the merger. None of the shares of Concierge are held of record by brokers. Some 19,013,657 of the 23 million shares of Starfest are held by brokers. Broker non-votes shall be counted as votes disapproving the proposed merger.

Revocability of Proxy.
----------------------

        A person giving a proxy has the power to revoke it. A revocation of a proxy earlier given can be accomplished either (1) by written notification by the giver of the proxy of an intent to revoke it, or (2) by attendance at the special stockholders' meeting called to vote on the proposed merger and either oral or written instruction to the person counting ballots on the merger vote of an intention to revoke the earlier given proxy.

Effect of the Merger.
---------------------

        Should the merger be approved and effected -

        o the Concierge entity merges into the Starfest entity, and the separate existence of the Concierge entity ceases;

        o the title to any real estate and other property owned by Concierge is vested in Starfest without reversion or impairment;

        o      Starfest has all the liabilities of Concierge;

        o Any proceeding pending against Concierge may be continued as if the merger had not occurred or Starfest may be substituted in the proceeding for Concierge;

        o the articles of incorporation of Starfest are amended to the extent provided in the plan of merger, to-wit:

               o Starfest's authorized capital is increased from 65 million shares of common stock, no par value, to 190 million shares of common stock, par value $0.001, and ten million shares of preferred stock, par value, $0.001, and

               o Starfest's name is changed to "Concierge Technologies, Inc.";

        o the Concierge shareholders' interest in the Concierge common stock are converted to interests in Starfest common stock, as described in the Agreement of Merger, appended hereto as "Appendix A," and in the Prospectus-Proxy Statement, to-wit: each share of Concierge common stock will be converted into 70.444 shares of common stock of Starfest; and

        o the shareholders of Concierge and of Starfest do not become personally liable for the debts, liabilities or obligations of the surviving entity by reason of the merger.

Dissenters' Rights of Appraisal.
--------------------------------

        Stockholders of Starfest and of Concierge who do not vote for or consent in writing to the proposed merger, and who continuously hold their shares through the effective date of the merger (should it be effected), are entitled to exercise dissenters' rights of appraisal. Generally, any stockholder of either Starfest or Concierge is entitled to dissent from consummation of the plan of merger and to obtain payment of the fair value of his shares should the merger be consummated.

        The notices of the special meetings of stockholders of Starfest and of Concierge, at which the votes shall be taken whether to approve the proposed merger, must state that all stockholders are entitled to assert dissenters' rights. The notices must be accompanied by a copy of the relevant portions of California corporation law for the stockholders of Starfest and of Nevada corporation law for the stockholders of Concierge, describing dissenters' rights, the procedure for exercise of dissenters' rights, and the procedure for judicial appraisal of the value of the shares of common stock of Starfest or Concierge, as the case may be, should a dissenter and his or her corporation not agree on the value of such shares.

        All stockholders of Starfest or Concierge who desire to consider whether their dissenters' rights should be exercised should carefully read the relevant portions of the California corporation law or the Nevada corporation law that will accompany the notice of the special meeting of stockholders. You should especially be alert to the following requirements if you wish to assert your dissenters' rights:

        o You must deliver to the corporation, before the vote is taken, written notice of your intent to demand payment for your shares if the merger is approved.

        o You must not vote your shares in favor of, or consent in writing to, the merger, although you will not lose your dissenter's rights by failing to vote. A mere vote against the merger does not satisfy the requirement of delivering written notice before the meeting of your intent to demand payment for your shares if the proposed merger is effectuated.

        o If the merger is authorized, the corporation must send you a written notice within ten days after the merger is effected. The notice must tell you where and by when you must demand payment for your shares and where and when your stock certificates must be deposited. For Starfest shareholders, the notice must also state the price Starfest has determined to be the fair market price.

        o You must then demand payment, certify whether you acquired beneficial ownership of your shares before the date set forth in the written notice to you, and deposit your certificates, if any, in accordance with the notice. If you fail to do this, you will lose your right to payment for your shares.

        o Within 30 days after your demand for payment, the company must pay you the amount it estimates to be the fair value of your shares, plus interest.

        o If you disagree with the corporation's estimate of the fair value of your shares, you may notify the corporation in writing within 30 days of your estimate of the fair value of your shares, plus interest, and demand payment of this amount.

        o If a demand for payment remains unsettled, for a Concierge dissenting shareholder, Concierge must commence a proceeding in court within 60 days after receiving your demand for payment. The court will determine the fair value of your shares. If the corporation fails to commence this proceeding within the 60-day period, it must pay you the amount you demanded.

        o If a demand for payment remains unsettled for a Starfest dissenting shareholder, such shareholder must commence an action in court within six months after the date on which notice of the approval of the merger was mailed by Starfest. The court will settle the valuation issue.

Persons Making the Solicitation.
--------------------------------

        Members of management of each of Starfest and of Concierge will solicit proxies for that entity. MANAGEMENT OF EACH COMPANY RECOMMENDS THAT THE PROPOSED MERGER BE APPROVED.

        They will solicit  proxies by the mails,  by  telephone,  or by personal
solicitation.   Starfest  and   Concierge   will  each  bear  its  cost  of  its
solicitation.

        Management of each of Starfest and of Concierge will vote signed but otherwise unmarked proxies to approve the merger.

Interest of Certain Persons in the Proposed Merger.
---------------------------------------------------

        Other than having an interest in the proposed merger by reason of (1) his or her ownership of common stock of Starfest or Concierge or (2) election to office of the surviving company, there is no substantial interest in the merger, direct or indirect, of any Starfest or Concierge director or executive officer since the beginning of the last fiscal year, nominee for election as a director or associate of any of the foregoing persons.

Voting Securities and Principal Holders Thereof.
------------------------------------------------

        The merger must be approved by an affirmative vote of the holders of a majority of the outstanding shares of common stock of each of Starfest and of Concierge.

        There are presently outstanding 23 million shares of common stock of Starfest held of record by 96 stockholders. Each share is entitled to one vote on the proposed merger.

        There are presently outstanding 1,376,380 shares of common stock of Concierge held of record by 97 stockholders. Each share is entitled to one vote on the proposed merger.

        The record date for determining the right to vote on the proposed merger is July 28, 2000 for Starfest shareholders and the day before the date on the cover of this Prospectus-Proxy Statement for Concierge shareholders.

Security Ownership of Certain Beneficial Owners and Management.
---------------------------------------------------------------

        The following table sets forth certain information regarding the beneficial ownership of the common stock of Starfest as of July 28, 2000 by each individual who is known to Starfest to be the beneficial owner of more than five percent of Starfest's common stock, its only voting security.

        Name and Address                 Amount and
         Of Beneficial                   Nature of                   Percent of
            Owner                    Beneficial Ownership               Class
        ----------------             --------------------            ----------

        Thomas J. Kenan               1,360,000 shares(1)                5.9%
        212 N.W. 18th St.
        Oklahoma City, OK 73103

        Gary Bryant                   1,310,000 shares(2)                5.7%
        46471 Manitou
        Indian Wells, CA 92210

-------------------------

(1) 760,000 of these shares are held of record by the Marilyn C. Kenan Trust, of which trust Marilyn C. Kenan, the spouse of Thomas J. Kenan, is the trustee and beneficiary. Mr. Kenan disclaims any beneficial ownership of any of the shares held in the trust.

(2) 570,000 of these shares are held of record by Suzanne Bryant, Mr. Bryant's spouse, and 370,000 are held of record by Newport Capital Corporation, a corporation under the control of Mr. Bryant. Mr. Bryant disavows any beneficial ownership of any of the shares held by Mrs. Bryant.

        The table below sets forth the ownership, as of July 28, 2000, by all directors and nominees, and each of the named executed officers of Starfest, and directors and executive officers of Starfest as a group, of the common stock of Starfest, its only voting security.

   Name and Address                 Amount and Nature of             Percent of
       of Owner                     Beneficial Ownership               Class
------------------------            --------------------             ----------

Michael Huemmer                     760,000 shares                      3.3%
#1136
9494 East Redfield Road
Scottsdale, AZ 85260

Janet Alexander                     100,000 shares                      0.4%
Suite C
120 East Andreas Road
Palm Springs, CA 92262

Officers and Directors
  as a Group (2 persons)            860,000 shares                      3.7%


        There are no arrangements which may result in a change in control of Starfest other than the proposed merger described herein. There are no known voting trusts, pooling arrangements or similar agreements in place between or among any of the shareholders.

        The following table sets forth certain information regarding beneficial ownership of the common stock of Concierge as of July 28, 2000 by each individual who is known to Concierge to be the beneficial owner of more than five percent of Concierge's common stock, its only voting security.

                                                                               Amount of Post-
                                                                               Merger Company
                                      Amount and Nature                         Shares To Be
     Name and Address of                of Beneficial        Percent of        Owned If Merger       Percent of
      Beneficial Owner                    Ownership            Class             Is Approved            Class
     -------------------              -----------------      ----------        ---------------       -----------
Allen E. Kahn                          370,000 shares           26.9%            26,064,280             21.7%
7547 W. Manchester Ave., No. 325
Los Angeles, CA 90045

Samuel C.H. Wu                        403,500 shares(1)         29.3%            28,424,154             23.7%
1202 Tower 1, Admiralty Centre
18 Harcourt Road
Hong Kong, China

Polly Force Co., Ltd.                 160,000 shares(1)         11.6%            11,271,040              9.4%
1202 Tower 1, Admiralty Centre
18 Harcourt Road
Hong Kong, China

East Asia Strategic Holdings, Ltd.    109,500 shares(2)          8.0%             7,713,618              6.4%
1202 Tower 1, Admiralty Centre
18 Harcourt Road
Hong Kong, China

Gary E. Bryant                          75,000 shares            5.1%           6,593,300(3)             5.3%
3 Gavina
Monarch Beach, CA 92629

-------------------------

(1) Mr. Wu is the record owner of 110,000 shares of common stock of Concierge and is deemed to be the beneficial owner of the following number of shares held of record by the following corporations of each of which Mr. Wu is a director: Polly Force, Ltd. - 160,000 shares, East Asia Strategic Holdings, Ltd. - 109,500 shares, and Link Sense, Ltd. - 24,000 shares.

(2) The beneficial ownership of these shares is also attributed to Samuel C.H. Wu. See footnote (1) above.

(3) This number includes 1,310,000 shares of Starfest owned beneficially by Mr. Bryant prior to the vote on the proposed merger.

       The table below sets forth the ownership, as of July 28, 2000, by all directors and nominees and each of the named executive officers of

Concierge, and of directors, director nominees and executive officers of Concierge as a group, of the common stock of Concierge, its only voting security.

                                                                               Amount of Post-
                                                                               Merger Company
                                      Amount and Nature                         Shares To Be
                                        of Beneficial        Percent of        Owned If Merger       Percent of
     Name and Address of Owner            Ownership            Class             Is Approved            Class
     -------------------------        ----------------       ----------        ---------------       --------
Allen E. Kahn                          370,000 shares           26.9%            26,064,280             21.7%
7547 W. Manchester Ave., No. 325
Los Angeles, CA 90045

F. Patrick Flaherty                    70,000 shares(1)          5.1%             4,931,080              4.1%
637 29th Street
Manhattan Beach, CA 90266

Donald V. Fluken                         2,130 shares            (2)                150,046              (2)
313 Pagosa Way
Fremont, CA 94539

James E. Kirk                           57,500 shares            4.2%             4,050,530              3.4%
1401 Kirby, N.E.
Albuquerque, NM 87112

Herbert Marcus, III                        500 shares            (2)                 35,222              (2)
5505 Wenonan Drive
Dallas, TX 75209

Harry F. Camp                              500 shares            (2)                 35,222              (2)
1150 Bayhill Drive
San Bruno, CA 94066

David W. Neibert                       10,600 shares(3)          (2)                746,706              (2)
24028 Clarington Drive
West Hills, CA 91304

Samuel C.H. Wu                        403,500 shares(4)         29.3%            28,424,154             23.7%
1202 Tower 1, Admiralty Centre
18 Harcourt Road
Hong Kong, China

Officers and Directors
  as a Group (8 persons)               914,730 shares           66.5%            64,437,240             53.7%

-------------------------

(1) The shares attributed to Mr. Flaherty include 10,000 shares held of record by each of Mr. Flaherty's sons, Ryan Flaherty and Cole Flaherty.

(2)    Less than one percent.

(3) The shares attributed to Mr. Neibert include 200 shares issued to his son, Ryan Neibert, and 100 shares issued to his daughter, Megan Neibert.

(4) Mr. Wu is the record owner of 110,000 shares of common stock of Concierge and is deemed to be the beneficial owner of the following number of shares held of record by the following corporations of each of which Mr. Wu is a director: Polly Force, Ltd. - 160,000 shares, East Asia Strategic Holdings, Ltd. - 109,500 shares, and Link Sense, Ltd. - 24,000 shares.


Directors, Executive Officers and Significant Employees.
--------------------------------------------------------

Set forth below are the names and terms of office of each of the persons who will serve as a director or an executive officer of the company should the merger be approved and a description of the business experience of each during the past five years.

                                                            Office Held  Term of
     Person                     Office                         Since     Office
     ------                     ------                      -----------  -------
Allen E. Kahn, 63        Chief Executive Officer, President,   1996       2001
                         Director, and Chairman of the
                         Board of Directors

F. Patrick Flaherty, 62  Executive Vice President              2000       2001

Donald V. Fluken, 58     Vice President of Finance, Chief      2000       2001
                         Financial Officer

James E. Kirk, 64        Secretary                             1999       2001
                         and Director                          1996       2001

Herbert Marcus, III, 61  Director                              2000       2001

Harry F. Camp, 77        Director                              2000       2001

David W. Neibert, 44     Director                              2000       2001

Samuel C.H. Wu, 52       Director                              2000       2001


        Allen E. Kahn. Mr. Kahn invented the company's initial product, the Personal Communications Attendant, and formed Concierge in 1996. Immediately prior to that time, he had been employed as president of Advanced Imaging Centers, an organization formed to establish Ultrafast CT medical imaging centers in San Diego and Las Vegas.

        F. Patrick Flaherty. Mr. Flaherty was the president of Manhattan Resources of Manhattan Beach, California, a distributor of computer hardware and software products, from April 1994 to January 1998. He became employed in January 1998, and was employed until recently, as the regional manager of W.
Quinn Associates, Inc. of Reston, Virginia, a publisher of and vendor of mainframe software. In December 1999 he became employed as the executive vice president of Concierge.

        Donald V. Fluken. Mr. Fluken was employed from May 1991 until January 1997 as the managing director of Results Management of Fremont, California, a company engaged in the development and sale of software products for the Internet. From January 1997 until June 1999 he was employed as the chief financial officer of Chemtrak, Inc. of Sunnyvale, California, a company that manufactured and marketed medical testing devices. After Mr. Fluken terminated his employment with Chemtrak, it filed a voluntary chapter 11 petition under the U.S. Bankruptcy Code.

From June 1999 he became employed and is still employed as the part-time chief financial officer of Connection, Inc. of San Jose, California, a company engaged in the development and sale of software products for the Internet. He became employed in February 2000 as the part-time chief financial officer of Concierge.

        James E. Kirk. Mr. Kirk has been a self-employed attorney in Albuquerque, New Mexico for the last five years.

        Herbert Marcus, III. Mr. Marcus has been employed since January 1991 as the senior vice president of Burgess Management Corp. of Dallas, Texas, a real estate management company.

        Harry F. Camp. Mr. Camp founded the Harry Camp Company in 1948, a company that operated retail women's accessory departments inside department and retail stores and operated boutique stores in major shopping centers. It was sold in 1975. In 1971 Mr. Camp co-founded Identicator, Inc., which designs, develops, manufactures and markets inkless identification systems. Mr. Camp serves today as chairman of the board of directors of Identicator, Inc. A division of the company merged with Identix, Inc. in April 1999. In 1982 Mr. Camp founded Camp Investors, Ltd. a limited partnership that provided venture capital financing to start-up and emerging growth technology companies.

        David W. Neibert. Mr. Neibert was employed from June 1993 until October 1997 as the president and chief operating officer of Roamer One, a wireless service provider, of Torrance, California. From February 1994 until March 1999 he served as a director of Roamer One's parent company, Intek Global Corp., and several of its subsidiaries including Midland, USA of Kansas City, Missouri and Roamer One. From October 1997 until March 1999 he was employed as the executive vice president of business development of Intek Global Corp., a multinational wireless technology provider of New York, New York. From April 1999 until the present he has been employed as the president and general partner of The Wallen Group of West Hills, California, a consulting organization in the wireless and other high technology industries.

        Samuel C.H. Wu. Mr. Wu is a graduate of the University of California, Berkley, where he received a BSEE degree in electronics and computer sciences and an MBA degree. After being employed as a senior marketing and credit officer with the Bank of America - World Banking Division in Tokyo, London and Hong Kong, he founded and directs Hong Kong-based Woodsford Shipping & Trading Co., Ltd., an import-export and financial services company.

        Harry F. Camp, a director, is the uncle of Herbert Marcus, III, a director.

Executive Compensation.
-----------------------

        The following information concerns the compensation of Concierge's chief executive officer for the last three completed fiscal years. No other executive officers or individuals received total annual salary and bonus that exceeded $100,000 during the last three completed fiscal years.


                                                                  Restricted
Name of Chief Executive Officer      Year        Cash Salary     Stock Awards
-------------------------------      ----        -----------     ------------
Allen E. Kahn                        1999           None             None
                                     1998           None             None
                                     1997           None            $2,600

        Other than as stated above, no cash or stock compensation, deferred compensation or long-term incentive plan awards were issued or granted to Concierge's management during or with respect to the last fiscal year. The restricted stock award in 1997, valued at $2,600, consisted of 260,000 "founders" shares of common stock of Concierge, valued at $0.01 a share, its par value.

        Other Arrangements. There are no employment contracts, compensatory plans or arrangements, including payments to be received from Starfest, with respect to any director or executive officer of Starfest which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with Starfest or its subsidiaries, any change in control of Starfest, or a change in the person's responsibilities following a change in control of Starfest.

        Stock Options.
        --------------

        Starfest has adopted a stock option plan which shall survive the merger, the major provisions of which Plan are as follows:

        Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to 500,000 stock options to employees and consultants from time to time.
The option committee has granted no options.

        Concierge has no stock option plan and no outstanding options. On June 21, 1997, the directors of Concierge granted Allen Kahn, president and a director of Concierge, an option to buy 70,000 shares of common stock of Concierge at $10 a share, an exercise price far greater than the fair value of the shares at the time. The option was to expire on June 21, 2000. Had Mr. Kahn exercised the option, the 70,000 shares of Concierge common stock would convert in the merger with Starfest to 4,931,000 shares of Starfest common stock, which would have been purchased by Mr. Kahn at an effective price of $0.14 a share. On May 3, 2000 the directors of Concierge voted to issue such 70,000 shares of Concierge common stock directly to Mr. Kahn in exchange for (1) his surrendering his stock option and (2) services he had performed for Concierge valued by the directors at $22,400, which was the book value of the 70,000 shares at the time of their issuance. Should the merger with Starfest be approved, these 70,000 shares of Concierge stock will convert to 4,931,000 shares of Starfest common stock at an effective price to Mr. Kahn of $0.005 a share.

Certain Relationships and Related Transactions.
-----------------------------------------------

        With respect to Starfest, Concierge and each person who will serve as a director or executive officer of the company should the proposed merger be approved, there have been no transactions during the last two years, or proposed transactions, in which any of them had or is to have a direct or indirect material interest.

        Transactions with Promoters. The persons, whose names are set forth below, may be deemed to be "promoters" of the company. Set forth opposite the name of each is (1) a description of the nature and amount of anything of value (including money, stock, property, contracts, options, or rights of any kind) that was, or is to be received by each promoter, directly or indirectly, either from Starfest or Concierge and (2) the nature and amount of any assets, services or other consideration (therefore received) or to be received by Starfest or
Concierge:

                        Shares of Common Stock of Concierge
                                Received or To Be                       Received or To Be
                            Received by the Person                    Received by Concierge

  Person                 No. of Shares             Value           Nature                 Value
  ------                 -------------             -----           ------                 -----

Allen E. Kahn              260,000               $  2,600         Services               $  2,600(1)
                            40,000               $ 12,800         Services               $ 12,800(2)
                            70,000               $ 22,400         Surrender of Stock     $ 22,400(3)
                                                                  Options and Services

James E. Kirk               25,000               $ 10,000         Services               $ 10,000(4)
                            20,000               $ 20,000         Services               $ 20,000(5)
                            12,500               $  5,000         Cash                   $  5,000

F. Patrick Flaherty         10,000               $ 20,000         Cash                   $ 20,000
                            10,000               $ 10,000         Cash                   $ 10,000
                            50,000               $ 16,000         Services               $ 16,000(6)

Donald V. Fluken             2,130               $    682         Services               $    682(6)

Herbert Marcus, III            500               $    160         Services               $    160(6)

Harry F. Camp                  500               $    160         Services               $    160(6)

David W. Neibert            10,600               $  3,392         Services               $  3,392(6)

Samuel C.H. Wu             378,500               $139,200         Cash                   $139,200
                            25,000               $ 10,000         Services               $ 10,000(7)

Gary Bryant                 75,000               $ 24,000         Services               $ 24,000(8)

John Everding               37,500               $ 12,000         Services               $ 12,000(8)

-------------------------

(1) These shares were issued on January 17, 1997 as part of the initial organization of the company and were valued by the board of directors at the shares' par value, $0.01 a share.

(2) Mr. Kahn's services consisted of previously uncompensated services as chief executive officer of Concierge from September 26, 1996 until February 21, 2000, the date of the award of the stock. His services were valued on February 21, 2000 at $0.32 a share of Concierge's common stock, its book value at that time, and were valued by Mr. Kahn and by James E. Kirk, officers and directors of Concierge from 1996 until 2000.

(3) Mr. Kahn was issued 70,000 shares on May 2, 2000 as compensation for his surrendering an option to purchase 70,000 shares of Concierge common stock at $10 a share. The shares were valued at $0.32 a share, their book value. In taking this action, the board also considered Mr. Kahn's services as president and chief executive officer since September 1996.

(4) Mr. Kirk's services consisted of legal services from September 26, 1996 until the date of the proposed merger with Starfest. His services were valued at $0.40 a share of Concierge's common stock and were valued by himself and Allen Kahn, officers and directors of Concierge from 1996 until 2000, and Garth W. Reynolds, a former officer and director of Concierge from 1996 to 1999.

(5) These legal services were performed between September 1996 and May 2000, at a time when shares of stock of Concierge were being sold at prices varying from $0.40 to $3.00 a share.

(6) This person's services consisted of his services as an officer of Concierge rendered during 2000 prior to May 5, 2000. The shares were valued at Concierge's $0.32 book value at the time the services were rendered, and the services were valued by the board of directors of Concierge.

(7) Mr. Wu's services consisted of his raising money for Concierge in Hong Kong, where Mr. Wu lives. The services were valued at $0.40 a share by the board of directors of Concierge.

(8) This person's services consisted of his services as a consultant to the company rendered during 1999 and 2000 prior to May 5, 2000 and in connection with the proposed merger with Starfest. The shares were valued at Concierge's $0.32 book value at the time the shares were issued, and the services were valued by the Concierge board of directors.

                           FINANCIAL STATEMENTS INDEX

        The financial statements of Starfest and of Concierge appear as follows:

Starfest, Inc.
        Independent Auditors' Report....................................... F-1
        Balance Sheet as of December 31, 1999.............................. F-2
        Statement of Operations for the years
               ended December 31, 1999 and
               December 31, 1998 .......................................... F-3
        Statement of Changes in Stockholders' Equity
               (Deficit) for the period from
               December 31, 1997 to December 31, 1999 ..................... F-4
        Statements of Cash Flows for the years ended
               December 31, 1999 and December 31, 1998 .................... F-5
        Notes to Financial Statements ..................................... F-6
        Balance Sheet as of June 30, 2000 (Unaudited) ......................F-9
        Statement of Operations for the six-month
               periods ended June 30, 1999 and
               June 30, 2000 (Unaudited) ..................................F-10
        Statements of Cash Flows for the six months
               ended June 30, 1999 and June 30,
               2000 (Unaudited) ...........................................F-11
        Notes to Financial Statements (Unaudited) .........................F-12

Concierge, Inc.
        Report of Independent Auditors.....................................F-14
        Balance Sheet as of June 30, 2000 .................................F-15
        Statement of Operations and Deficit Accumulated
               for the Years Ended June 30, 2000 and
               June 30, 1999 and the Period from
               September 20, 1996 (Inception Date)
               to June 30, 2000 ...........................................F-16
        Statement of Changes in Shareholders' Equity
               for the Period from
               September 20, 1996 (Inception Date)
               to June 30, 2000 ...........................................F-17
        Statement of Cash Flows for the Years Ended
               June 30, 2000 and June 30, 1999 and
               the Period from September 20, 1996
               (Inception Date) to June 30, 2000 ..........................F-19
        Notes to Financial Statements......................................F-21

                                Jaak (Jack) Olesk
                           Certified Public Accountant
                        270 North Canon Drive, Suite 203
                             Beverly Hills, CA 90210
                             Telephone 310-288-0693
                                Fax 310-288-0863
                            e-mail: jaakolesk@aol.com




                         INDEPENDENT AUDITOR'S REPORT




To the Shareholders and Board of Directors
Starfest, Inc.

I have audited the accompanying balance sheet of Starfest, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starfest, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 and the year ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring significant losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jaak Olesk

Beverly Hills, California

February 9, 2000

                                 STARFEST, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1999




                                     ASSETS


Cash                                                                $       481
                                                                    -----------


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)



Current Liabilities
 Accounts payable                                                   $    17,687
                                                                    -----------
Total current liabilities                                           $    17,687
                                                                    -----------

Stockholders' equity (deficit)
  Common stock: no par value,
  65,000,000 shares authorized;
  21,697,999 shares issued and
  outstanding                                                         2,639,651


  Retained earnings (deficit)                                       (2,656,857)
                                                                    ----------
Total stockholders' equity (deficit)                                   (17,206)
                                                                    ----------

                                                                    $      481
                                                                    ==========




                 See accompanying notes to financial statements.

                                 STARFEST, INC.
                             STATEMENT OF OPERATIONS




                                                    For the Year Ended
                                               December 31,   December 31,
                                                  1999           1998
                                              ------------    ------------



Revenues                                      $          -   $          -
                                              ------------   ------------


General and Administrative
Expenses                                           518,606          2,366
                                              ------------   ------------

Operating (Loss)                                  (518,606)        (2,366)

Provision for income taxes                               -              -
                                              ------------   ------------


NET (LOSS)                                    $   (518,606)  $     (2,366)
                                              ============   ============

Net (Loss)
per common share                              $       (.04)  $       (.01)
                                              ============   ============

Weighted Average Shares
Outstanding                                     15,893,441      8,301,323
                                              ============   ============



                 See accompanying notes to financial statements.

                                 STARFEST, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)



                                Common Stock            Retained
                           Number of       Amount       Earnings
                            Shares         Total        (Deficit)       Total
                           ---------     ----------    ------------  -----------

Balance,
December 31, 1997          6,236,323     $1,598,072    $(2,135,885)  $ (537,813)

Net (loss) for
year ended
December 31, 1998                  -              -         (2,366)      (2,366)
                          ----------      ---------     ----------   ----------

Balance,
December 31, 1998          6,236,323      1,598,072      (2,138,251)   (540,179)

Shares issued
for services               2,313,338         87,200               -      87,200

Shares issued
for assets                 2,950,000        118,000               -     118,000

Shares issued
for debt
extinguishment             6,165,005        646,379               -     646,379

Shares issued
for cash                   4,033,333        190,000               -     190,000

Net (loss) for
year ended
December 31, 1999                  -              -        (518,606)  (518,606)
                          ----------     ----------     -----------  ---------

Balance,
December 31, 1999         21,697,999     $2,639,651     $(2,656,857) $ (17,206)
                          ==========     ==========     ===========  =========



                 See accompanying notes to financial statements.

                                 STARFEST, INC.
                            STATEMENTS OF CASH FLOWS

                                                        Year Ended December 31,
                                                          1999          1998
                                                       ----------    ----------
Net Cash From
Operating Activities:
Net (loss)                                             $(518,606)    $  (2,366)
Adjustments to reconcile
 net loss to net cash
 used by operating activities:
Shares issued for services                                87,200             -
Shares issued for assets                                 118,000             -
Shares issued for
 debt extinguishment                                     646,379             -
Changes in assets
    and liabilities:
  Accounts payable                                      (413,692)        2,366
  Other liabilities                                     (108,800)            -
                                                       ---------     ---------

Net cash (used)
    by operating activities                             (189,519)            -
 Investing Activities:
Net cash provided (used) by
  Investing Activities                                         -             -
                                                       ---------     ---------
Cash flows from Financing
Activities
Common stock issued for cash                             190,000             -
                                                       ---------     ---------
Net cash provided by
Financing Activities:                                    190,000
Increase in Cash                                             481            -
Cash at beginning of period                                    -            -
                                                       ---------     ---------
Cash at end of period                                  $     481     $      -

Supplemental cash flow information:
Cash paid during the period for:

   Interest                                            $       -     $       -

   Income taxes                                        $       -     $       -

Non cash financing transactions:

Shares for services                                    $  87,200     $       -

Shares for debt extinguishment                         $ 646,379     $       -

Shares for assets                                      $ 118,000     $       -


                 See accompanying notes to financial statements.

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 1 -  Summary of Significant Accounting Policies

Nature of Operations

Starfest, Inc. (the "Company"), a California corporation, was incorporated on August 18, 1993 as Fanfest, Inc.. In August, 1995 the Company changed its name to Starfest, Inc.. During the year ended December 31, 1998, the Company was inactive, just having minimal administrative expenses. During the year ended December 31, 1999 the Company attempted to pursue operations in the online adult entertainment field. However, the Company was not successful in this pursuit.

Cash equivalents

        Cash equivalents consist of funds invested in money market accounts and in investments with a maturity of three months or less when purchased.
There were no cash equivalents at December 31, 1999.

Loss per share

        The computation of loss per share of common stock is based on the weighted average number of shares outstanding during the periods presented. Fully diluted calculations are not presented since the Company only had losses for all periods presented (thus antidilutive).

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from those estimates.

Issuance of Shares for Services

        Valuation of shares for services is based on the estimated fair market value of the services performed.

Income taxes

        The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". (See Note 3).

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 1 -  Summary of Significant Accounting Policies(continued)

Fair Value of Financial Instruments

        Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheet at December 31, 1999. The Company considers the carrying value of such amounts in the consolidated financial statements to approximate their expected realization and interest rates, which approximate current market rates. During the periods presented and at December 31, 1999 the Company had no financial instruments.

Comprehensive Income (Loss)

        In fiscal 1999, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for the reporting of comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. The adoption of SFAS No. 130 required no additional disclosure for the Company and did not have any effect on the Company's financial position, as there was no difference between comprehensive loss and the net loss as reported.

Segment Disclosures

        In Fiscal 1999, the Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This Statement establishes standards for the way companies report information regarding operating segments in annual financial statements. The adoption of SFAS No. 131 required no additional disclosure for the Company as the Company operated in one principal business segment.

Reclassifications

        Certain   items  in  prior  period   financial   statements   have  been
reclassified to conform with 1999 classifications.

NOTE 2 - Basis of presentation and considerations related to continued existence (going concern)

        The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $518,606 for the year ended December 31, 1999. The Company incurred a net loss of $2,366 for the year ended December 31, 1998.

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 2 - Basis of presentation and considerations related to continued existence (going concern) (continued)


        These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

        The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in this endeavor.

NOTE 3 - Income Taxes

        The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the liability method of accounting for deferred income taxes.

        Since the Company did not have taxable income during the periods presented, no provision for income taxes has been provided. At December 31, 1999, the Company did not have any significant tax net operating loss carryforwards (tax benefits resulting from losses for tax purposes have been fully reserved due to the uncertainty of a going concern). At December 31, 1999, the Company did not have any significant deferred tax liabilities or deferred tax assets.

NOTE 4 - Subsequent Events

        On January 18, 2000 the Company issued 1,302,001 of its common shares, for January, 2000 services, to three shareholders.

        In January and February, 2000 the Company was in negotiations regarding possibly entering into a business combination with Concierge, Inc., a development stage software developer. Concierge, Inc. does not have significant assets or revenues.

                          Starfest, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEET

                                  June 30, 2000






                                     ASSETS
                                     ------

Current Assets
--------------
  Cash                                              $     1,105
                                                    -----------
           Total Current Assets                                     $     1,105
                                                                    -----------

           Total Assets                                             $     1,105
                                                                    ===========



                      LIABILITIES AND SHAREHOLDERS' DEFICIT
                      -------------------------------------

Current Liabilities
-------------------
  Accounts payable                                  $    16,044
  Related Party Notes Payable                           347,502
                                                    -----------

           Total Current Liabilities                                $   363,546


Shareholders' Deficit
---------------------
  Authorized; 65,000,000 no par value
  common shares, issued and outstanding,
  23,000,000 common shares                            2,647,353

  Accumulated deficit                                (3,009,794)
                                                    -----------

           Total Shareholders' Deficit                             $   (362,441)
                                                                   ------------

           TOTAL LIABILITIES AND
           SHAREHOLDERS' DEFICIT                                   $      1,105
                                                                   ============


              See accountant's review report and accompanying notes

                          Starfest, Inc. and Subsidiary

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                        For the Six Months Ended June 30,
                        ---------------------------------

                                                   2000               1999
                                                   ----               ----

REVENUES                                       $         0        $         0
--------

OPERATING EXPENSES
------------------
  General and Administrative Expenses              352,137            177,810
                                               ------------       ------------
(LOSS) FROM OPERATIONS                            (352,137)          (177,810)
----------------------

PROVISION FOR INCOME TAXES                             800                800
--------------------------                     ------------       ------------

NET LOSS                                          (352,937)          (178,610)
--------                                       ============       ============

ACCUMULATED DEFICIT -- beginning of year        (2,656,857)        (2,656,857)
-------------------                            ------------       ------------

ACCUMULATED DEFICIT -- end of year              (3,009,794)        (2,835,467)
-------------------                            ============       ============

BASIC AND DILUTED WEIGHTED AVERAGE
----------------------------------
NUMBER OF COMMON SHARES OUTSTANDING             22,914,637         12,713,605
-----------------------------------            ============       ============

BASIC LOSS PER COMMON SHARE                    $      (.02)       $      (.01)
---------------------------                    ============       ============

DILUTED LOSS PER COMMON SHARE                  $      (.02)       $      (.01)
-----------------------------                  ============       ============



              See accountant's review report and accompanying notes

                          Starfest, Inc. and Subsidiary
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            Six Months Ended June 30,
                            -------------------------


                                                   2000               1999
                                                   ----               ----



CASH FLOW FROM OPERATING ACTIVITIES
-----------------------------------
  Net Loss                                     $   (352,937)      $   (178,610)

  Adjustments to reconcile Net Loss To Net
    Cash Used By Operating Activities:
    Loss on disposal of equipment                         0              2,216
    Shares issued for services                          702                358
    Shares issued for debt extinguishment                 0            646,379
    Shares issued for assets                              0            118,000
                                               ------------       ------------

        Total Adjustments                               702            766,953


INCREASE (DECREASE) IN LIABILITIES
----------------------------------
  Accounts payable                                   (1,643)          (413,692)
  Other liabilities                                       0           (108,800)
                                               ------------       ------------

NET CASH USED BY OPERATING ACTIVITIES              (353,878)           (65,851)
-------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
  Internet assets received in exchange
  for stock                                               0           (118,000)
                                               ------------       ------------

NET CASH USED BY INVESTING ACTIVITIES              (353,878)                 0
-------------------------------------          ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
  Loans from Concierge, Inc.                        100,000                  0
  Advances from stockbrokers                        247,502                  0
  Common stock issued for cash                        7,000            190,000
                                               ------------       ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES           354,502            190,000
-----------------------------------------      ------------       ------------

NET CASH PROVIDED FROM ALL ACTIVITIES                   624              6,149
-------------------------------------

CASH - Beginning of Period                              481                  0
----                                           ------------       ------------

CASH - End of Period                           $      1,105       $      6,149
----                                           ============       ============

SUPPLEMENTAL CASH FLOW INFORMATION
----------------------------------
  Cash Paid During the Period for:
    Interest                                   $          0       $          0
    Income taxes                               $          0       $          0

NON-CASH FINANCING TRANSACTIONS:
--------------------------------
  Shares for services                          $        702       $        358
  Shares for debt extinguishment               $          0       $          0

              See accountant's review report and accompanying notes

                          Starfest, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                         June 30, 2000 and June 30, 1999
                         -------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

   (a) Starfest, Inc. (the Company), a California corporation, was incorporated on August 18, 1993 as Fanfest, Inc. In August, 1995 the Company changed its name to Starfest, Inc. During 1998, the Company was inactive, just having minimal administrative expenses. The Company purchased an internet site for $118,000 in April 1999 (paid with $2,950,000 shares of Starfest common stock). The site generated no revenues. The site was abandoned in December 1999 and expensed at that time. The Company is negotiating a merger agreement with a company (see Note 3). The purpose of the merger is to effect an online communication retrieval system such as e-mail via the telephone.

        In March 2000, the Company acquired approximately 96.83% ($8,250,000 shares) of the common stock of MAS Acquisition XX, Corp. (MAS XX) in a purchase acquisition for $314,688. The purchased Company had not assets or liabilities so the off-set to the purchase price was treated as goodwill. This goodwill amount was expensed in March 2000 at the time of the acquisition since it did not have any future value for the entities.

   (b)  Cash Equivalents
        ----------------
        Cash equivalents consist of funds invested in money market accounts and investments with a maturity of three months or less when purchased. There were no cash equivalents for the three months ended June 30, 2000 and June 30, 1999.

   (c)  Use of Estimates
        ----------------
        The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from those estimates.

   (d)  Issuance of Shares for Service
        ------------------------------
        Valuation of shares for services is based on the estimated fair market value of the services performed.

   (e)  Income Taxes
        ------------
        The Company's uses the liability method of accounting for income taxes specified by SFAS No. 109, "Accounting for Income Taxes", whereby deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized and measured based on the likelihood of realization of the related tax benefit in the future. The Company had no material net deferred tax assets or liabilities at June 30, 2000 and June 30, 1999.

                          Starfest, Inc. and Subsidiary

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS cont.'d
               --------------------------------------------------
                         June 30, 2000 and June 30, 1999
                         -------------------------------


   (f)  Loss Per Share
        --------------
        In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128 "Earnings Per Share." The statement replaced primary EPS with basic EPS which is computed by dividing reported earnings available to common shareholders by weighted average shares outstanding. The provision requires the calculation of diluted EPS. The company uses the method specified by the statement.


2. ADVERTISING
   -----------
   Advertising is expensed as incurred.


3. MERGER NEGOTIATIONS
   -------------------
   On January 26, 2000 the Company entered into an agreement of merger with Concierge, Inc., a Nevada corporation, pursuant to which, should the merger be approved by the shareholders of both companies, the presently outstanding 1,376,380 shares of common stock of Concierge, Inc. will be converted into shares of common stock of the Company on the basis of 70,444 shares of Starfest, Inc. to be issued for each share of Concierge, Inc. The Company is registering 96,957,713 shares of its common stock on a Form S-4 to be filed with the Securities and Exchange Commission to be available should the merger be approved.


4. RELATED PARTY NOTES PAYABLE
   ---------------------------
   Notes payable to shareholders are non-interest bearing, unsecured with no specified due date in the amount of $247,502. Note payable to Concierge, Inc. is non-interest bearing with no specified due date in the amount of $100,000. Total related party notes payable is $347,502.


5. GOING CONCERN UNCERTAINTIES
   ---------------------------
   The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $352,937 for the six months ended June 30, 2000 and a net loss of $18,411 for the three months ended June 30, 2000.

   These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

   The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in this endeavor.

                          INDEPENDENT AUDITOR'S REPORT


To the Shareholders and Board of Directors
Concierge, Inc.
(A Development Stage Company)
Los Angeles, California

We have audited the accompanying balance sheet of Concierge, Inc. (A Development Stage Company) as of June 30, 2000 and June 30, 1999 and the related Statements of Operations and Accumulated Deficit, Cash Flows for the year ended June 30, 2000 and June 30, 1999. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Financial Statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position of Concierge, Inc. (A Development Stage Company) as of June 30, 2000 and June 30, 1999, and the results of its operations, its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered a current loss from operations and has a capital deficiency to pursue its projected operation that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Brad B. Haynes
Brad B. Haynes

August 23, 2000
Los Angeles, California

                                 CONCIERGE, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                  June 30, 2000
                                  -------------


                                     ASSETS
                                     ------

CURRENT ASSETS
--------------
  Cash in Bank                            $    85,105
  Prepaid Expenses                            245,800
  Related Party Note Receivable               100,000
                                          -----------
        Total Current Assets                           $ 430,905

PROPERTY AND EQUIPMENT
----------------------
  (Net of $8,218 depreciation)                             4,692
                                                       ---------

        TOTAL ASSETS                                                  $ 435,597
                                                                      =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
-------------------
  Accrued Expenses Payable                $    34,755
  Payroll Taxes Payable                         4,400
                                          -----------
        Total Current Liabilities                      $  39,155

SHAREHOLDERS' DEFICIT
---------------------
  Common Stock, 10,000,000 shares
    Authorized, $.01 par value,
    1,376,380 shares issued and
    outstanding                                13,764
  Additional Paid In Capital                1,741,407
  Accumulated Deficit During the
    Develoment Stage                       (1,358,729)
                                          -----------
        Total Stockholder's Equity                       396,442
                                                       ---------

        TOTAL LIABILITIES AND
        SHAREHOLDERS' DEFICIT                                         $ 435,597
                                                                      =========


                 See accompanying notes to Financial Statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)

                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                         For the Years and Period Ended
                         ------------------------------


                                                              September 20, 1996
                                 June 30, 2000  June 30, 1999  To June 30, 2000
                                 -------------  ------------- ------------------

REVENUES                          $         0    $         0      $         0
--------                          -----------    -----------      -----------

COSTS AND EXPENSES
------------------
  Product Launch Expenses             400,078         58,607          757,544
  General and Administrative
    Expenses                          487,108         30,512          597,985
                                  -----------    -----------      -----------
      TOTAL COST AND EXPENSES         887,186         89,119        1,355,529

(LOSS) FROM OPERATIONS               (887,186)       (89,119)      (1,355,529)
----------------------

PROVISION FOR INCOME TAXES                800            800            3,200
--------------------------        -----------    -----------      -----------

NET LOSS                             (887,986)       (89,919)      (1,358,729)
--------                                                          ===========

ACCUMULATED DEFICIT DURING
--------------------------
THE DEVELOPMENT STAGE - beginning    (470,743)      (380,824)
---------------------             -----------    -----------

ACCUMULATED DEFICIT DURING
--------------------------
THE DEVELOPMENT STAGE - end        (1,358,729)      (470,743)
                                  ===========    ===========

BASIC AND DILUTED WEIGHTED
--------------------------
AVERAGE NUMBER OF COMMON
------------------------
SHARES OUTSTANDING                  1,166,965      1,061,938        1,166,965
------------------                ===========    ===========      ===========

BASIC LOSS PER COMMON SHARE             $(.76)         $(.08)          $(1.16)
---------------------------       ===========    ===========      ===========

DILUTED LOSS PER COMMON SHARE           $(.76)         $(.08)          $(1.16)
-----------------------------     ===========    ===========      ===========

                 See accompanying notes to Financial Statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

       For the Period September 20, 1996 (Inception Date) to June 30, 2000
       -------------------------------------------------------------------

                                                               Additional
                                           Common Stock         Paid-In    Accumulated  Shareholders'
                                         Shares     Amount      Capital       Deficit      Equity
                                       ----------  --------    ----------  -----------  -------------

Common Stock Issued For Cash
Through June 30, 1997                     176,306  $ 1,763      $106,162     $       0    $ 107,925

Common Stock Issued For
Services Through June 30, 1997            621,545    6,215             -             -        6,215

Net Loss Through June 30, 1997                  -        -             -       (96,933)     (96,933)
                                       ----------  -------      --------     ---------    ---------

Balance At June 30, 1997                  797,851    7,978       106,162       (96,933)      17,207

Common Stock Issued For Cash
In The Fiscal Year Ended
June 30, 1998                             137,475    1,375       194,650             -      196,025

Common Stock Issued For
Services In The Fiscal Year
Ended June 30, 1998                        22,550      226             -             -          226

Net Loss Incurred During The
Fiscal Year ended June 1998                     -        -             -      (283,891)    (283,891)
                                       ----------  -------     ---------     ---------    ---------

Balance At June 30, 1998                  957,876   $9,579      $300,812     $(380,824)    $(70,433)

Beginning Balance July 1, 1998            957,876    9,579       300,812      (380,824)     (70,433)

Common Stock Issued For Cash
In The Year ended June 30, 1999           208,000    2,080        58,916             -       60,996

Common Stock Issued For
Services In The Year Ended
June 30, 1999                                 450        4             -             -            -

Net Loss Incurred During The
Year Ended June 30, 1999                        -        -             -       (89,919)     (89,919)
                                       ----------  -------     ---------     ---------     --------

Balance At June 30, 1999                1,166,326  $11,663      $359,728     $(470,743)    $(99,352)

Common Stock Issued For Cash
During The Fiscal Year Ended
June 30, 2000                             117,184    1,172       200,889             -      202,061

                 See accompanying notes to Financial Statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY continued

       For the Period September 20, 1996 (Inception Date) to June 30, 2000
       -------------------------------------------------------------------

                                                             Additional
                                           Common Stock       Paid-In      Accumulated  Shareholders'
                                         Shares     Amount    Capital         Deficit      Equity
                                       ----------  --------  ----------    -----------  -------------
Common Stock Issued For
Services During The Fiscal Year
Ending June 30, 2000                       92,870       929           -             -           929

Post Acquisition Stock
Subscriptions Funds Received -
Net of Costs and Expenses
of $79,710                                      -         -   1,180,790             -     1,180,790

Net Loss Incurred During The
Year Ended June 30, 2000                        -         -           -      (887,986)     (887,986)
                                       ----------  --------  ----------   -----------    ----------

Balance At June 30, 2000                1,376,380   $13,764  $1,741,407   $(1,358,729)     $396,442
                                       ==========  ========  ==========   ===========    ==========

















                 See accompanying notes to Financial Statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                         For the Years and Period Ended
                         ------------------------------

                                                              September 20, 1996
                                 June 30, 2000  June 30, 1999  To June 30, 2000
                                 -------------  ------------- ------------------

CASH FLOW FROM OPERATING
------------------------
ACTIVITIES
----------
  Net Loss                       $  (887,986)   $   (89,919)     $(1,358,729)

  Adjustments to reconcile Net
  Loss To Net Cash
    Depreciation                       2,350          2,329            8,218
    Stock Issued for Services            929                           7,370
                                 -----------    -----------      -----------

        Total Adjustments              3,279          2,329           15,588

(INCREASE) DECREASE IN ASSETS
-----------------------------
INCREASE (DECREASE) IN
----------------------
LIABILITIES
-----------
  Prepaid Expenses                  (245,000)             -         (245,800)
  Other Assets                             -          1,625                -
  Accounts Payable                   (70,093)         5,717                -
  Accrued Expenses                    14,537         10,784           34,756
  Payroll Taxes Payable                4,400              0            4,400
                                 -----------    -----------      -----------

NET CASH USED BY OPERATING
--------------------------
ACTIVITIES                        (1,180,863)       (69,464)      (1,549,785)

CASH FLOWS FROM INVESTING
-------------------------
ACTIVITIES
----------
  Purchase of Office Furniture
    and Equipment                     (1,266)             -          (12,910)
  Related Party Note Receivable     (100,000)             -         (100,000)
                                 -----------    -----------      -----------

NET CASH USED BY INVESTING
--------------------------
ACTIVITIES                          (101,226)             -         (112,910)
----------

CASH FLOWS FROM FINANCING
-------------------------
ACTIVITIES
----------
  Proceeds from Issance of
    Common Stock and Additional
    Paid-In-Capital               (1,382,851)        61,000        1,747,800
  Proceeds (Repayments) from
    Related Party Borrowing          (22,000)        10,000                -
                                 -----------    -----------      -----------

NET CASH PROVIDED BY FINANCING
------------------------------
ACTIVITIES                         1,360,851         71,000        1,747,800
----------

                 See accompanying notes to Financial Statements

                                CONCIERGE, INC.
                         (A Development Stage Company)

                       STATEMENT OF CASH FLOWS continued

                         For the Years and Period Ended
                        -------------------------------

                                                              September 20, 1996
                                 June 30, 2000  June 30, 1999  To June 30, 2000
                                 -------------  ------------- ------------------


NET CASH PROVIDED FROM ALL
--------------------------
ACTIVITIES                            78,722          1,536           85,105
----------

CASH - Beginning of Period             6,383          4,847                -
----                             -----------    -----------      -----------

CASH - End of Year               $    85,105    $     6,383      $    85,105
----

SUPPLEMENTAL INFORMATION
------------------------
Interest                         $     4,227    $         0      $     4,227
                                 ===========    ===========      ===========

Taxes                            $     1,600    $         0      $     2,400
                                 ===========    ===========      ===========

Stock Issued For Services        $       929                     $     7,370
                                 ===========                     ===========







                 See accompanying notes to Financial Statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                         June 30, 2000 and June 30, 1999
                         -------------------------------

1. NATURE OF OPERATIONS
   --------------------
   Concierge, Inc. is a development stage company incorporated in Nevada on September 20,1996. The Company has developed a unified messaging product, the Personal Communications Attendant ("PCATM"). "PCATM" provides a means by which the user of internet e-mail can have e-mail messages spoken to her over any touchtone telephone or wireless phone in the world. There were no revenues.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------
   (a)    Cash Equivalents
          ----------------
          Cash equivalents consist of funds invested in money market accounts and investments with a maturity of three months or less when purchased. There were no cash equivalents for the fiscal years ended June 30, 2000 and June 30, 1999.

   (b)    Use of Estimates
          ----------------
          The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from those estimates.

   (c)    Issuance of Shares for Service
          ------------------------------
          Valuation of shares for services is based on the estimated fair market value of the services performed.

   (d)    Income Taxes
          ------------
          The Company's uses the liability method of accounting for income taxes specified by SFAS No. 109, "Accounting for Income Taxes", whereby deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized and measured based on the likelihood of realization of the related tax benefit in the future. The Company had no material net deferred tax assets or liabilities at June 30, 1999.

   (e)    Property And Equipment
          ----------------------
          Depreciation for equipment and vehicles are computed using the straight-line method calculated to depreciate the cost of assets over the estimated useful lives. Leasehold improvements are amortized over the life of the original lease. Costs of maintenance and repairs are charged to expense while costs of significant renewals and betterments are capitalized.

                                 CONCIERGE, INC.
                          (A Development Stage Company)

                      NOTES TO FINANCIAL STATEMENTS cont.'d
                      -------------------------------------
                         June 30, 2000 and June 30, 1999
                         -------------------------------

   (f)    Loss Per Share
          --------------
          In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128 "Earnings Per Share." The statement replaced primary EPS with basic EPS which is computed by dividing reported earnings available to common shareholders by weighted average shares outstanding. The provision requires the calculation of diluted EPS. The company uses the method specified by the statement.

   (g)    Revenue Recognition
          -------------------
          Revenue is recognized when the earning process is complete or virtually complete. Revenue is evidenced by existence of an exchange transaction which has taken place. This treatment conforms with SAB 101.

   (h)    Software Development Costs
          --------------------------
          Costs incurred prior to the point at which technological feasibility has been demonstrated are expensed as research and development costs but subsequently incurred are capitalized and later amortized.


3. RELATED PARTY NOTES RECEIVABLE
   ------------------------------
   The Company has loaned a related party corporation $100,000 secured by a no-interest bearing Note payable on demand.


4. RELATED PARTY NOTES PAYABLE
   ---------------------------
   A promissory note of Ten Thousand Dollars ($10,000) was given to an individual for funds received by the Company. The interest rate was fifteen percent per annum payable on demand. The Note was paid with interest during the year ended June 30, 2000.

   A promissory of Twelve Thousand Dollars ($12,000) was given to an individual for funds received by the Company. The interest rate was fifteen percent (15%) per annum. Further consideration for this loan was the issuance of four hundred and fifty (450) shares of Company shares. The Note was paid with interest during the year ended June 30, 2000.


5. PRE-PAID EXPENSES
   -----------------
   The Company entered into software license agreements with two Delaware corporations. One corporation granted permission to Concierge, Inc. to utilize its software for the personal communication attendant e-mail device Concierge, Inc. is producing. The corporation was paid $202,500 as an initial non-refundable license fee and was considered to be pre-paid royalties. The agreement calls for Concierge, Inc. to pay a royalty of $1.00 for the first million units sold and $.75 for units greater than 1,000,000. In effect, the first 202,500 units sold would have the royalties paid by the advance payment of $202,500.

                                 CONCIERGE, INC.
                          (A Development Stage Company)

                      NOTES TO FINANCIAL STATEMENTS cont.'d
                      -------------------------------------
                         June 30, 2000 and June 30, 1999
                         -------------------------------


   The second software license agreement granted Concierge, Inc. the right to incorporate its software in the Company's personal communication attendant e-mail device. The Corporation was paid $42,500 by Concierge, Inc. as a non-refundable, advance royalty payment. The agreement calls for Concierge, Inc. to pay a royalty of $1.10 for the first 100,000 units, thereafter $.85 per unit. The first 38,636 units sold would have the royalties paid by the advance payment of $42,500.


6. ADVERTISING
   -----------
   Advertising is expenses as incurred.


7. LEASE COMMITMENT
   ----------------

   Operating Lease
   ---------------
   The Company utilizes corporate office space in Los Angeles, California currently under sub-lease by Concierge, Inc., a Nevada corporation from tenant Arden, Ltd. The twenty six month lease calls for minimum monthly payments of $1,541.71 and expires on August 31, 2002. Rent for the year ended June 30, 2000 was $7,823 and for the year ended June 30, 1999 was $11,560.

   Future minimum lease payments associated with the lease described herein:

      Year ended June 30
      ------------------
          2000                                                   $9,250
          2001                                                   18,501
          2002                                                   12,334
                                                                -------
          Total                                                 $40,085
                                                                =======

8. ADDITIONAL PAID-IN-CAPITAL
   --------------------------
   The  Company  has  entered  into   subscription   agreement  to  issue  "post
   acquisition" shares in exchange for cash to finance continued product development and other operational costs. Through June 30, 2000, the Company received $1,260,500 based on these agreements. The Company's only obligation is to issue either "post acquisition" shares, or original Company shares using the following procedure: Post acquisition shares will be issued as follows: the shareholders of Concierge, Inc. (1,376,380 shares) will receive
   70.444 shares of Starfest, Inc. for each original Concierge, Inc. share for a total of 96,957,713. If the merger does not occur, the investors would receive one share for each 70.444 shares of Concierge, Inc. subscribed for shares of 6,302,500 divided by 70.444 for a total of 89,468 shares available to be allocated. As part of securing this financing, the Company incurred associated costs of $79,710. Since the issuance of specific shares are contingent upon future events, the proceeds have been recorded as additional paid-in-capital, net of the costs of securing the financing.

                                 CONCIERGE, INC.
                          (A Development Stage Company)

                      NOTES TO FINANCIAL STATEMENTS cont.'d
                      --------------------------------------
                         June 30, 2000 and June 30, 1999
                         -------------------------------

9. GOING CONCERN UNCERTAINTIES
   ---------------------------
   At the end of the current year, the Company incurred an operating loss of $887,986. If management will be unable to generate more revenue or secure adequate financing to do its current business operational plan, there will be substantial doubt of the Company's ability to continue as a going concern. Management is currently pursuing various financing alternatives. However, no assurance can be provided that management will be able to obtain financing on terms acceptable to the Company or at all. The financial statements do not
   include  any  adjustments   that  might  result  from  the  outcome  of  this
   uncertainty.

                                   APPENDIX A


                               AGREEMENT OF MERGER


        This Agreement of Merger (the "Agreement") is made and entered into as of January 26, 2000 by and among:

               STARFEST, Inc., a California corporation ("STARFEST"); and

               CONCIERGE, Inc., a Nevada corporation ("CONCIERGE").



                                    RECITALS

        WHEREAS, STARFEST's common stock, no par value per share (the "Common Stock"), is currently traded on the OTC Bulletin Board; and

        WHEREAS, STARFEST currently operates an Internet entertainment business; and

        WHEREAS, the parties hereto wish to reorganize STARFEST by merging CONCIERGE into STARFEST, with STARFEST being the surviving corporation of the merger; and

        WHEREAS, as part of the reorganization, STARFEST wishes to sell its Internet entertainment business to a third party in order that the sole business of STARFEST after the merger will be the business of CONCIERGE.

        NOW, THEREFORE, in consideration of the following representations, promises and undertakings, the parties hereto hereby agree as follows:

          1. STARFEST merger with CONCIERGE. Promptly after the execution of this Agreement, the officers and directors of each of STARFEST and CONCIERGE shall cause all corporate actions to occur, including without limitation the holding of any required special meeting of the shareholders of each of STARFEST and CONCIERGE, that are required to approve:

               The  merger of  STARFEST  with  CONCIERGE,  STARFEST  to  be  the surviving corporation, with the stockholders of CONCIERGE receiving a total of 78 million shares of Common Stock of STARFEST in the merger and the stockholders of STARFEST retaining their presently issued 23 million shares of Common Stock of STARFEST;

               The  change  of  name  of  the post-merger company  to "CONCIERGE
                      TECHNOLOGIES, INC."

               The  change  of  management of the post-merger company to that of the directors and officers of CONCIERGE immediately before the effectiveness of the merger;

               An  increase  in  the  authorized  capital  of  the   post-merger
                      corporation to 190 million shares of Common Stock, $0.001 a share, and 10 million shares of Preferred Stock, par value $0.001 a share;

               The  authorization   of   the   directors  of   the   post-merger
                      corporation to issue no more than 9 million shares of Common Stock (or common stock equivalents or derivatives) to raise the necessary capital to commence its business and to attract additional members of management; and

        2. Representations by STARFEST. STARFEST represents as follows:
           ------------------------------------------------------------

               2.1 STARFEST is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is authorized to transact its business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications.

               2.2 Subject to shareholder approval of the transactions contemplated by this Agreement, STARFEST has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by it pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by STARFEST and all documents, instruments and certificates made or delivered by STARFEST pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing will be, duly authorized by all necessary action on the part of STARFEST.

               2.3 Subject to shareholder approval of the transactions contemplated by this Agreement, the terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by STARFEST hereunder and thereunder shall constitute valid and legally binding obligations of STARFEST, enforceable against STARFEST in accordance with the terms hereof and thereof.

               2.4 The execution of this Agreement by STARFEST does not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 2.4 hereto. The performance of this Agreement by STARFEST and the consummation by STARFEST of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 2.4 hereto.

               2.5 The making and performance of this Agreement by STARFEST and the consummation of the transactions contemplated hereby will not result in a breach or violation by STARFEST of any of the terms or provisions of, or constitute a default under, its Articles of Incorporation, its Bylaws, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which STARFEST is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to STARFEST or any of the properties of STARFEST.

               2.6 Attached hereto as Exhibit 2.6 are financial statements of STARFEST for the annual periods ended December 31, 1998 and December 31, 1999 and as of December 31, 1998 and as of December 31, 1999, which have been audited in accordance with GAAP. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles as of the dates thereof and the periods covered thereby.

               2.7 As of the date hereof, the executive officers and directors of STARFEST are Michael Huemmer and Janet Alexander.

               2.8 STARFEST has authorized capital of 65 million shares of Common Stock, no par value. Of these shares, 23 million are issued and outstanding. Except as described in Exhibit 2.8 hereto, there are no existing agreements, options, warrants, rights, calls or commitments of any kind providing for the issuance of any shares, or for the repurchase or redemption of shares, of STARFEST's capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. Each person that has such a right shall surrender it to Starfest for no consideration other than that of promoting the Closing of the transaction described in this Agreement. All of the outstanding shares of STARFEST common stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of STARFEST common stock were issued in violation of the Securities Act or any state securities laws.

               2.9 Attached hereto as Exhibit 2.9 is a true and correct list of all known material liabilities of STARFEST, contingent or matured, as of December 31, 2000, which are not reflected on the balance sheet dated as of December 31, 1999 and which arose in the ordinary course of business.

               2.10 There is no claim for personal injury, products liability, property or other damages, grievance, action, proceeding or governmental investigation pending or, to STARFEST's knowledge, threatened against STARFEST or affecting its assets or business, other than as listed on Exhibit 2.10 hereto.

               2.11 STARFEST has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and STARFEST has no liability for such taxes in excess of the amounts so paid. A true and complete copy of all federal income tax returns for the tax year ended December 31, 1998 as filed with the Internal Revenue Service has been delivered to CONCIERGE, together with all supporting schedules thereto. STARFEST is not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. STARFEST's federal income tax return has not been audited. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.

               2.12 STARFEST's business, properties, plant and offices do not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of STARFEST's business have been timely obtained and are currently in effect. STARFEST is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

               2.13 Except as described on Schedule 2.13, STARFEST is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement, (v) contract with any shareholder of STARFEST or an affiliate of any shareholder of STARFEST within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 2.13, to the extent that the same give rights to STARFEST, are enforceable by STARFEST, and STARFEST has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 2.13 have been delivered to CONCIERGE prior to the execution of this Agreement.

               Except as listed in Schedule 2.13, all parties other than STARFEST obligated under the agreements listed on Schedule 2.13 are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

               2.14 No  employee  pension  benefit  plan  within the  meaning of
Section 3(a) of the Employment Retirement Income Security Act of 1994, as amended ("ERISA"), has been maintained or sponsored by STARFEST or exists to which STARFEST has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither STARFEST nor any corporation or other entity affiliated with STARFEST contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of STARFEST's employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA.

               2.15 Since its formation, STARFEST has not infringed any patents, trademarks, service marks or trade names registered to or used by it in its business, nor has STARFEST claimed any such infringement.

               2.16 The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

               2.17 All of the unrestricted outstanding shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 504. No legend or other reference to any purported lien or encumbrance appears upon any certificate representing the unrestricted shares.

               2.18 STARFEST has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation and warranty set forth herein.

        3. Representations of CONCIERGE. CONCIERGE represents as follows:
           --------------------------------------------------------------

               3.1 CONCIERGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is authorized to transact its business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications. CONCIERGE is engaged in the business of designing, developing, manufacturing and marketing computer telephony technology devices.

               3.2 The authorized capital stock of CONCIERGE consists of 10 million shares of common stock, $0.01 par value, of which 895,276 shares are issued and outstanding (the "CONCIERGE Shares. All of the CONCIERGE Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except for the obligations set forth on Exhibit 3.2 attached hereto, there are no existing agreements, options, warrants, rights, calls or commitments of any kind to which CONCIERGE is a party or it is bound providing for the issuance of any shares, or for the repurchase or redemption of shares, of CONCIERGE's capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. None of the CONCIERGE Shares were issued in violation of the Securities Act or any state securities laws.

               3.3 CONCIERGE has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and the documents, instruments and certificates to be executed and delivered by CONCIERGE pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by CONCIERGE and all documents, instruments and certificates made or delivered by CONCIERGE pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing Date will be duly authorized by all necessary action on the part of the CONCIERGE shareholders and CONCIERGE.

               3.4 The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by CONCIERGE hereunder and thereunder constitute valid and legally binding obligations of CONCIERGE, enforceable against CONCIERGE in accordance with the terms hereof and thereof.

               3.5 The execution and delivery of this Agreement by CONCIERGE do not require any consent of, notice to or action by any person or governmental authority, which consent, notice or action has not been made, given or otherwise accomplished, and satisfactory evidence thereof has been delivered to Starfest. The performance of this Agreement by CONCIERGE and the consummation by CONCIERGE of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority.

               3.6 The making and performance of this Agreement by CONCIERGE and the consummation of the transactions contemplated hereby will not result in a breach or violation by CONCIERGE of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which CONCIERGE is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to CONCIERGE or any of the properties of CONCIERGE.

               3.7 Attached hereto as Exhibit 3.7 are unaudited financial statements of CONCIERGE from its inception through December 31, 1999. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles, except for those adjustments that would be required for audited financial statements.

               3.8 As of the date hereof, the executive officers and directors of CONCIERGE are Allen E. Kahn, James E. Kirk and G. Robert Knauss.

               3.9 Attached as Exhibit 3.9 is a true and correct list of all material liabilities of CONCIERGE, contingent or matured, which are not reflected on the balance sheet dated as of December 31, 1999 and which arose in the ordinary course of business.

               3.10 There is no claim for personal injury, products liability, property or other damages, grievance, action, proceeding or governmental investigation pending, or to CONCIERGE's knowledge, threatened against CONCIERGE or affecting its assets or business, other than as listed on Exhibit 3.10 hereto.

               3.11 CONCIERGE has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

               3.12 CONCIERGE has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and CONCIERGE has no liability for such taxes in excess of the amounts so paid. CONCIERGE is not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.

               3.13 CONCIERGE's business, properties, plant and offices do not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of CONCIERGE's business have been timely obtained and are currently in effect. CONCIERGE is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

               3.14 Except as described on Schedule 3.14, CONCIERGE is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement, (v) contract with any shareholder of CONCIERGE or an affiliate of any shareholder of CONCIERGE within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 3.14, to the extent that the same give rights to CONCIERGE, are enforceable by CONCIERGE, and CONCIERGE has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 3.14 have been delivered to Starfest prior to the execution of this Agreement.

               Except as listed in Schedule 3.14, all parties other than CONCIERGE obligated under the agreements listed on Schedule 3.14 are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

               3.15 No  employee  pension  benefit  plan  within the  meaning of
Section 3(a) of the Employment Retirement Income Security Act of 1994, as amended ("ERISA"), has been maintained or sponsored by CONCIERGE or exists to which CONCIERGE has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither CONCIERGE nor any corporation or other entity affiliated with CONCIERGE contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of CONCIERGE's employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA.

               3.16 Since its formation, CONCIERGE has not infringed any patents, trademarks, service marks or trade names registered to or used by it in its business, nor has CONCIERGE claimed any such infringement.

               3.17 CONCIERGE is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

        4. Confidentiality From the Closing Date and for a period of five years thereafter, each of the parties hereto covenants that it will not use for the benefit of any of them or disclose to another any Confidential Information (as hereafter defined) except as such disclosure or use may be consented to in advance by the party which had supplied the information in a writing which specifically refers to this covenant. Confidential Information as used herein means information of commercial value to the supplying party and that is not normally made public by the supplying party, including but not limited to the whole or any part of any scientific or technical information, design, process, procedure, formula, or improvement, trade secret, data, invention, discovery, technique, marketing plan, strategy, forecast, customer or supplier lists, business plan or financial information.


        5.     Conditions Precedent to STARFEST's Obligations.
               -----------------------------------------------

               5.1 Conditions Precedent. The obligations of STARFEST to consummate the transactions contemplated herein are subject to the satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                     (a) CONCIERGE shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by CONCIERGE on or before the Closing Date.

                     (b) All representations and warranties of CONCIERGE contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by CONCIERGE under this Agreement shall be materially true, correct and complete on and as though made on the Second Closing Date.

                     (c) During the period from the date of this Agreement through and including the Closing Date: (i) there shall not have occurred any material adverse change affecting CONCIERGE; (ii) CONCIERGE shall not have sustained any loss or damage that materially affects its ability to conduct its business; (iii) the performance by CONCIERGE shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment only on terms and conditions which require STARFEST to incur substantially greater costs or burdens than STARFEST reasonably anticipated on the date of this Agreement.

                     (d) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of Starfest, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                     (e)  CONCIERGE  shall   have   tendered  to  STARFEST   all
documents, certificates, payments and other items required by this Agreement hereof to be delivered to STARFEST.

                     (f) A majority of the STARFEST Shareholders shall have approved of the transactions contemplated by this Agreement.

                     (g) CONCIERGE shall have received any consents necessary to perform their obligations under this Agreement.

                     (h) STARFEST shall have received any and all permits, authorizations, approvals and orders under federal and state securities laws for the issuance of STARFEST's Common Stock, without the imposition of any conditions adverse to STARFEST.

THE SALES OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONERS OF CORPORATIONS OF THE STATES OF NEVADA OR CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION UNDER THE LAWS OF THOSE STATES. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

        Conditions Precedent to CONCIERGE's Obligations.
        ------------------------------------------------

               The obligation of CONCIERGE to consummate the transactions contemplated herein are subject to the satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                     (a) STARFEST shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by STARFEST on or before the Closing Date.

                     (b) All representations and warranties of STARFEST contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by STARFEST under this Agreement shall be materially true, correct and complete on and as though made on the Closing Date.

                     (c) During the period from the date of this Agreement through and including the Closing Date: (i) there shall not have occurred any material adverse change affecting STARFEST; (ii) STARFEST shall not have sustained any loss or damage that materially affects its ability to conduct its business; (iii) the performance by STARFEST shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment on terms and conditions which require CONCIERGE to incur substantially greater costs or burdens than CONCIERGE reasonably anticipated on the date of this Agreement.

                     (d) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of CONCIERGE, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                     (e)  STARFEST  shall  have  tendered   to   CONCIERGE   all
documents, certificates, and other items required by this Agreement hereof to be delivered to CONCIERGE.

               STARFEST shall have  received any  consents  necessary to perform their obligations under this Agreement.

        7.     Closing.
               --------

               7.1 The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at such time and at such place as the parties shall mutually agree no later than April 15, 2000 (the "Closing Date") unless such date is extended by written agreement of STARFEST and CONCIERGE and shall be effected in accordance with the following:


                     (a) CONCIERGE shall deliver to STARFEST, and STARFEST shall deliver to CONCIERGE, good standing certificates from the secretary of state of any state where the ownership of its assets or the conduct of its business would require such qualification, attesting to the good standing of CONCIERGE or, as the case may be, STARFEST, in each such state.

                     (b) There shall be delivered all other previously rendered documents, instruments and other writings required to be delivered by CONCIERGE to STARFEST or STARFEST to CONCIERGE, as the case may be, at or prior to the Closing pursuant to this Agreement or otherwise legally required or reasonably necessary in connection herewith.

                      STARFEST shall deliver to CONCIERGE the certificate of its corporate Secretary certifying that the necessary corporate action of STARFEST's directors and stockholders has taken place to approve the merger contemplated by this Agreement, and CONCIERGE shall deliver to STARFEST the certificate of its corporate Secretary certifying that the necessary corporate action of CONCIERGE's directors and stockholders has taken place to approve the merger contemplated by this Agreement.

                      STARFEST shall provide the documents needed to be filed with the Secretaries of State of Nevada and California to effect the merger, and the officers of each of STARFEST and CONCIERGE shall execute the documents and deliver them to such Secretaries of State for filing.

                     (e) CONCIERGE shall deliver to STARFEST a list of its stockholders, certified by its Secretary, setting forth the number of shares of CONCIERGE common stock owned by each such stockholder and the number of shares each such stockholder is to receive in the merger. STARFEST shall send the list to its transfer agent and stock registrar with instructions to issue the 78 million shares to the CONCIERGE stockholders in accordance with the list. The certificates that will represent such 78 million shares of Common
Stock of the post-merger company will not bear a legend restricting the transferability of the shares.

        8. Termination. This Agreement may be terminated prior to the Closing by delivery of notice in writing to that effect as follows:

               8.1 By CONCIERGE, if any one or more of the conditions to the obligations CONCIERGE to close has not been fulfilled as of the Closing Date;

               8.2 By STARFEST, if any one or more of the conditions to its obligations to close have not been fulfilled as of the Closing Date.

               8.3 At any time on or prior to the Closing Date by mutual written consent of the parties hereto.

If this Agreement so terminates, it shall become null and void and have no further force or effect.

        9.     Survival and Indemnification.

               9.1 The representations, warranties and covenants of the parties made in this Agreement shall survive the Closing for a period of two years after the Closing Date. Each party shall indemnify and hold harmless the other parties from and against any loss, liability, damage, cost or expense (including reasonable attorneys' and accountants' fees) which shall arise out of or is connected with any breach of any representation or warranty made or covenant to be performed by the party or parties against whom indemnification is sought; provided, however, that no claims may be asserted against any party until and unless the aggregate of all claims against such party exceeds $10,000 and the maximum aggregate amount of the obligations of any individual party to provide indemnification under this Agreement shall not exceed $200,000.

               9.2 Upon the assertion by a third party against one of the parties to this Agreement of a claim to which the indemnification provisions of this Section apply, the party against whom the claim has been asserted shall promptly notify the other party to this Agreement against whom a claim for indemnification is expected to be made of such claim (and such notice shall be a condition precedent to the liability of the parties or party so notified with respect to such claim). Any party so notified shall have the right, at its own expense and with counsel of its choice, to control the defense of any such claim and all actions and proceedings in connection therewith, provided that any party seeking indemnification shall have the right to participate in such defense with counsel of its choice at its own expense. No such claim shall be compromised or settled by any party to this Agreement without the prior written consent of the other party. Each other party shall cooperate in every reasonable way with the party assuming responsibility for the defense and disposition of such claim.

        10.    Post-Closing  Covenants.   CONCIERGE  covenants  that  after  the
Closing:

               10.1 The post-merger company will exert all reasonable effort and take all reasonable actions required to register its Common Stock with the SEC on SEC Form 10-SB and to maintain its status as a company whose Common Stock is quoted on the OTC Bulletin Board or shall change its status to a company whose Common Stock is listed on The Nasdaq Stock Market.

               10.2 The post-merger company shall not reverse split its stock for a period of at least two years from the date hereof without the written consent of Gary Bryant of Indian Wells, California..

               10.3 For a period of one year, without the written consent of Michael Huemmer the post-merger company will not issue or reserve for issuance more than 9 million shares of its Common Stock for the purposes of attracting qualified management and officers and of obtaining sufficient capital to commence its business in a viable manner.

        11. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without application of Nevada's conflicts of laws provision.

        12. Execution in Counterparts. This Agreement and any of the documents described herein that are necessary for Closing may be executed in counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

        13. Further Assurances. If, at any time efore, on or after either Closing Date, any further action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement, such party shall take all such necessary or desirable action or use such party's best efforts to cause such action to be taken.

        14. Expenses. CONCIERGE shall bear all expenses incurred by it in connection with the negotiation, preparation or execution of this Agreement, and STARFEST shall bear all expenses incurred by it in connection with the negotiation, preparation or execution of this Agreement.

        15. Judicial Proceedings. Each party hereto consents to the exclusive jurisdiction over it of the courts of the State of Nevada in the County of Hamilton and of the courts of the United States in the Southern District of Nevada and agrees that personal service of all process may be made by registered or certified mail pursuant to the provisions of Section 19. All actions arising out of or relating in any way to any of the provisions of this Agreement or the transactions contemplated hereby shall be brought or maintained only in one of such courts. The parties hereby irrevocably waive any objection that they may now have or hereafter acquire to the laying of venue of any such action or proceeding brought in such courts and any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that a final judgment in any such action or proceeding brought in any such court, after all appeals or all rights of appeal have expired, shall be conclusive and binding upon them and may be enforced in any competent court located elsewhere.

        16. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by overnight courier or deposited in the mail (postage prepaid, certified or registered, return receipt requested) and addressed as set forth below or to such other address as any party shall have previously designated by such a notice. Any notice delivered personally shall be deemed to be received on the date of personal delivery; any notice sent by overnight courier shall be deemed to be received upon confirmation one business day after the date sent; and any notice mailed shall be deemed to be received on the date stamped on the receipt.

If to CONCIERGE                     Allen E. Kahn, Chief Executive Officer
                                    Concierge, Inc.
                                    7547 West Manchester Ave., No. 325
                                    Los Angeles, CA 90045

Copy to:                            James E. Kirk, Esq.
                                    11927 Menaul, N.E.
                                    Albuquerque, NM 87112




If to STARFEST                      Michael Huemmer, President
                                    Starfest, Inc.
                                    9494 E. Redfield Road, #1136
                                    Scottsdale, AZ 85260

Copy to:                            Thomas J.Kenan
                                    Fuller, Tubb, Pomeroy & Stokes
                                    201 Robert S. Kerr Ave., Suite 1000
                                    Oklahoma City, OK 73102


        17. Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether herein so expressed or not.

        18. Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        19.    Amendment.   Except as  otherwise  provided  herein,  the parties
hereto may modify or supplement this Agreement at any time, but only in writing duly executed by each of the parties hereto.

        20. Headings. The headings preceding the text of sections of this Agreement are for convenience only and shall not be deemed a part hereof.

        21. Entire Understanding. The terms set forth in this Agreement including its Exhibits are intended by the parties as the final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Exhibits attached to this Agreement are made a part of this Agreement.

        22. Confidentiality. The parties hereto shall not make any public announcement regarding the transactions contemplated by this Agreement without the prior written consent of CONCIERGE and STARFEST, which consent shall not be unreasonably withheld, conditioned or delayed. The parties hereto will issue a press release regarding the transactions contemplated by this Agreement upon the execution of this Agreement. Each of the parties hereto shall keep strictly confidential any and all information furnished to it or its agents or representatives in the course of negotiations relating to this Agreement or any transactions contemplated by this Agreement, and such parties have instructed their representative officers, partners, employees and other representatives having access to such information of such obligation of confidentiality. .

        IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

            STARFEST, INC.                      CONCIERGE, INC.

            By: /s/ Michael Huemmer             By: /s/ Allen E. Kahn
                --------------------------          ---------------------------
                Michael Huemmer,                    Allen E. Kahn, President
                President

UNTIL             , 2000 (90 DAYS AFTER THE EFFECTIVE DATE OF THE  MERGER),  ALL
DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

Exhibits and Financial Statement Schedules.
-------------------------------------------

     Separately bound but filed as part of this Registration Statement are the following exhibits:

     Exhibit                                    Item
     -------                                    ----

        2      -      Agreement of Merger of January 26, 2000, between Starfest,
                      Inc. and Concierge, Inc.*

        2.1    -      Stock  Purchase  Agreement  of  March  6,  2000    between
                      Starfest, Inc. and MAS Capital, Inc.*

        2.2    -      Amendment No. 1 to Agreement of Merger of January 26, 2000
                      between Starfest, Inc. and Concierge, Inc.

        3.1    -      Articles  of   Incorporation   and   Amended  Articles  of
                      Incorporation of Starfest, Inc.*

        3.2    -      Bylaws of Starfest, Inc.*

        3.3    -      Articles of Incorporation of Concierge, Inc.**

        3.4    -      Bylaws of Concierge, Inc.**

        5      -      Opinion  of  Thomas J. Kenan, Esq.,  as to the legality of the securities covered by the Registration Statement.**

        8      -      Opinion of Thomas J. Kenan, Esq.,  as  to tax  matters and tax consequences.**

       10      -      1999 Stock Option Plan adopted by Starfest, Inc.*

       10.1    -      Manufacturing Services Agreement  between  Concierge, Inc.
                      and XeTel Corporation.

       10.2    -      Service  Level  Agreement  between  Concierge,   Inc.  and
                      eAssist.com, Inc.

       10.3    -      Independent Consulting Agreement  between  Concierge, Inc.
                      and Dave Cook Consulting.

       23      -      Consent of  Thomas J. Kenan, Esq. to  the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.**

       23.1    -      Consent of  Brad B. Haynes, C.P.A., independent auditor of
                      Concierge, Inc. (superseded by Exhibit 23.12).

       23.2    -      Consent of  Jaak (Jack) Olesk, C.P.A., independent auditor of Starfest, Inc. (superseded by Exhibit 23.13).

       23.3    -     Consent  of Harry F. Camp to serve as a director should the proposed merger with Concierge, Inc. become effective.**

       23.5    -     Consent  of  F. Patrick Flaherty  to  serve as  a  director should the proposed merger with Concierge, Inc. become effective.**

       23.6    -     Consent of  Donald W. Fluken to serve as  a director should
                     the    proposed   merger   with   Concierge,  Inc.   become
                     effective.**

       23.7    -     Consent  of Allen E. Kahn to serve as a director should the proposed merger with Concierge, Inc. become effective.**

       23.8    -     Consent of  James E. Kirk to serve as a director should the proposed merger with Concierge, Inc. become effective.**

       23.9    -     Consent of  Herbert Marcus, III  to  serve  as  a  director should the proposed merger with Concierge, Inc. become effective.**

       23.10   -     Consent  of David W. Neibert  to serve as a director should
                     the   proposed   merger   with   Concierge,  Inc.    become
                     effective.**

       23.11   -     Consent of Samuel C.H. Wu to serve as a director should the proposed merger with Concierge, Inc. become effective.**

       23.12   -     Consent  of  Brad B. Haynes, C.P.A., independent auditor of
                     Concierge, Inc.

       23.13   -     Consent  of Jaak (Jack) Olesk, C.P.A.,  independent auditor of Starfest, Inc.

       27      -     Financial Data Schedule.**

       27.1    -     Financial Data Schedule

       * Previously filed with Form 8-K12G3 on March 10, 2000; Commission File No. 000- 29913, incorporated herein.

       ** Previously filed with Form S-4 on June 8, 2000; Commission File No. 333-38838, incorporated herein.

                                  UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Starfest, Inc. pursuant to the foregoing provisions, or otherwise, Starfest, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Starfest, Inc. of expenses incurred or paid by a director, officer or controlling person of Starfest, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Starfest, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona.

Date:  August 31, 2000                     Starfest, Inc.


                                           By /s/ Michael Huemmer
                                              ---------------------------------
                                              Michael Huemmer, President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  August 31, 2000                     /s/ Michael Huemmer
                                           ------------------------------------
                                           Michael Huemmer, president, director,
                                           principal  financial  officer,    and
                                           authorized  representative   of   the
                                           Registrant



Date:  August 31, 2000                     /s/ Janet Alexander
                                           ------------------------------------
                                           Janet Alexander,     secretary    and
                                           director of the Registrant

                                Starfest, Inc.
                          Commission File No. 333-38838

                           Amendment No. 1 to Form S-4


                                List of Exhibits


     Exhibit                                    Item
     -------                                    ----

       2.2      -     Amendment No. 1 to Agreement of Merger of January 26, 2000
                      between Starfest, Inc. and Concierge, Inc.

      10.1      -     Manufacturing  Services  Agreement between Concierge, Inc.
                      and XeTel Corporation.

      10.2      -     Service  Level  Agreement

between  Concierge,  Inc.   and
                      eAssist.com, Inc.

      10.3      -     Independent Consulting Agreement  between  Concierge, Inc.
                      and Dave Cook Consulting.

      23.12     -     Consent  of Brad B. Haynes, C.P.A., independent auditor of
                      Concierge, Inc.

      23.13     -     Consent  of Jaak (Jack) Olesk, C.P.A., independent auditor of Starfest, Inc.


      27.1      -     Financial Data Schedule